Exhibit 99.1

Information relating to Integris Metals, Inc.

In this Exhibit 99.1, unless the context otherwise require, “we” “us,” “our,” “Integris” and “Integris Metals” and similar terms refer to Integris Metals, Inc. and subsidiary. Unless the context otherwise requires, “Alcoa” refers to Alcoa Inc. and its subsidiaries and affiliates and “BHP Billiton” refers to BHP Billiton Plc and BHP Billiton Limited and their respective subsidiaries and affiliates.

Integris Metals, Inc. and Subsidiary

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Auditors	3

Consolidated Financial Statements—Integris Metals, Inc. and Subsidiary

Consolidated Balance Sheets at January 2, 2004, January 3, 2003 and October 1, 2004 (unaudited)	4

Consolidated Statements of Income for the Period from November 1, 2001 Through December 28, 2001, the 53-Week Period Ended January 3, 2003, the 52-Week Period Ended January 2, 2004, and for the 39-Week Periods Ended October 3, 2003 (unaudited) and October 1, 2004 (unaudited)	5

Consolidated Statements of Cash Flows for the Period from November 1, 2001 Through December 28, 2001, the 53-Week Period Ended January 3, 2003, the 52-Week Period Ended January 2, 2004, and for the 39-Week Periods Ended October 3, 2003 (unaudited) and October 1, 2004 (unaudited)	6

Consolidated Statements of Changes in Stockholders’ Equity for the Period from November 1, 2001 Through December 28, 2001, the 53-Week Period Ended January 3, 2003, the 52-Week Period Ended January 2, 2004, and for the 39-Week Period Ended October 1, 2004 (unaudited)	7

Notes to Consolidated Financial Statements	8

Reports of Independent Auditors	33

Combined Financial Statements—The Metals Distribution Businesses of NAMD Inc.

Combined Balance Sheet at October 31, 2001 (Successor Entity)	35

Combined Statement of Operations and Comprehensive Income (Loss) for the Six-Month Period Ended June 30, 2001 (Predecessor Entity) and the Four-Month Period Ended October 31, 2001 (Successor Entity)	36

Combined Statement of Cash Flows for the Six-Month Period Ended June 30, 2001 (Predecessor Entity) and the Four-Month Period Ended October 31, 2001 (Successor Entity)	37

Combined Statements of Changes in Parent Company Investment for the Six-Month Period Ended June 30, 2001 (Predecessor Entity) and the Four-Month Period Ended October 31, 2001 (Successor Entity)	38

Notes to Combined Financial Statements	39

Report of Independent Auditors	51

Combined Financial Statements—Reynolds Aluminum Supply Company

Combined Balance Sheet at October 31, 2001	52

Combined Statement of Income, Comprehensive Income and Parent Company Investment for the Ten-Month Period Ended October 31, 2001	53

Combined Statement of Cash Flows for the Ten-Month Period Ended October 31, 2001	54

Notes to Combined Financial Statements	55

Report of Independent Auditors

To the Board of Directors and Stockholders

of Integris Metals, Inc. and Subsidiary

In our opinion, the accompanying consolidated balance sheets and related consolidated statements of income, of cash flows and of changes in stockholders’ equity present fairly, in all material respects, the consolidated financial position of Integris Metals, Inc. and Subsidiary (the “Company”) at January 3, 2003 and January 2, 2004, and the consolidated results of their operations and their cash flows for the period from November 1, 2001 through December 28, 2001, the 53-week period ended January 3, 2003, and the 52-week period ended January 2, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/S/    PRICEWATERHOUSECOOPERS LLP

        PricewaterhouseCoopers LLP

Minneapolis, Minnesota

March 11, 2004, except for Note 16 and Note 17,

for which the date is July 28, 2004

Integris Metals, Inc. and Subsidiary

Consolidated Balance Sheets

	January 3, 2003	January 2, 2004	October 1, 2004
(dollars in thousands)			(unaudited)
Assets
Current assets
Cash and cash equivalents	$6,904	$2,847	$4,225
Trade receivables, less allowances of $5,834, $6,173 and $6,074	158,872	179,248	258,989
Inventories	277,593	273,013	369,710
Prepaid expenses and other current assets	6,256	17,969	14,920

Total current assets	449,625	473,077	647,844

Restricted cash	6,591	—	—
Property, plant and equipment, net (Note 4)	171,022	161,169	155,105
Goodwill, net (Note 5)	40,609	40,609	40,609
Other intangibles, net (Note 5)	8,284	7,024	6,038
Other assets	3,585	3,800	1,615
Deferred income taxes (Note 8)	—	2,030	5,850

Total assets	$679,716	$687,709	$857,061

Liabilities and Stockholders’ Equity
Current liabilities
Book overdraft	$12,612	$27,309	$33,384
Notes payable—related party (Note 6)	76,000	—	—
Accounts payable	59,760	43,851	68,119
Payable to related parties, net (Note 15)	3,349	2,426	3,997
Accrued expenses	30,869	17,864	26,434
Income taxes payable	1,285	2,067	7,657
Deferred income taxes (Note 8)	11,754	14,657	14,138

Total current liabilities	195,629	108,174	153,729

Notes payable—noncurrent (Note 6)	109,789	167,028	247,320
Deferred income taxes (Note 8)	1,820	—	—
Accrued pension and postretirement obligations (Note 11)	61,041	75,947	80,804
Other liabilities	4,826	2,609	3,441

Total liabilities	373,105	353,758	485,294

Commitments and contingencies

Stockholders’ equity
Common stock, 100,000 shares authorized, par value $.01, 100 shares issued and outstanding (Note 7)	—	—	—
Paid-in capital	307,741	317,616	317,616
Retained (deficit) earnings	(141)	10,786	47,059
Accumulated other comprehensive (loss) income	(989)	5,549	7,092

Total stockholders’ equity	306,611	333,951	371,767

Total liabilities and stockholders’ equity	$679,716	$687,709	$857,061

The accompanying notes are an integral part of these consolidated financial statements.

Integris Metals, Inc. and Subsidiary

Consolidated Statements of Income

	Period From November 1, 2001 Through December 28, 2001	53-Week Period Ended January 3, 2003	52-Week Period Ended January 2, 2004	39-Week Period Ended October 3, 2003	39-Week Period Ended October 1, 2004

(dollars in thousands)				(unaudited)	(unaudited)
Net sales	$221,048	$1,520,332	$1,494,088	$1,132,307	$1,491,480
Cost of sales	183,566	1,242,683	1,248,911	945,679	1,213,968

Gross profit	37,482	277,649	245,177	186,628	277,512

Selling, general and administrative expenses	42,156	242,604	217,619	164,310	194,320
Restructuring and other related costs (Note 3)	6,900	8,946	1,123	822	1,642

Operating (loss) income	(11,574)	26,099	26,435	21,496	81,550

Other expense (income), net
Interest	1,332	8,381	10,340	7,827	7,649
Other	834	(1,054)	(51)	—	1,192

(Loss) income before income taxes	(13,740)	18,772	16,146	13,669	72,709

Income tax (benefit) provision (Note 8)	(3,716)	8,889	5,219	4,612	26,220

Net (loss) income	$(10,024)	$9,883	$10,927	$9,057	$46,489

The accompanying notes are an integral part of these consolidated financial statements.

Integris Metals, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	Period From November 1, 2001 Through December 28, 2001	53-Week Period Ended January 3, 2003	52-Week Period Ended January 2, 2004	39-Week Period Ended October 3, 2003	39-Week Period Ended October 1, 2004
(dollars in thousands)				(unaudited)	(unaudited)
Cash flows from operating activities
Net (loss) income	$(10,024)	$9,883	$10,927	$9,057	$46,489
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Depreciation and amortization	2,523	16,202	16,275	12,198	11,935
Provision for doubtful accounts receivable	1,062	3,812	1,658	1,060	1,117
Deferred income tax (benefit) provision	(3,736)	1,881	1,740	(249)	(4,455)
Asset write-downs	—	1,208	1,499	1,042	854
Gain on disposal of fixed assets	(25)	(509)	(378)	(101)	82
Amortization of deferred financing costs	—	572	995	741	791
Impact on cash flows from changes in working capital
Accounts receivable	(41,120)	6,214	(13,845)	(29,883)	(79,681)
Inventories	14,433	11,723	12,606	25,361	(95,342)
Income tax receivable/payable	158	3,522	760	2,477	5,585
Prepaid expenses and other current assets	1,490	(953)	206	758	2,257
Accounts payable and accrued expenses	7,359	(18,628)	(32,447)	(29,219)	33,928
Accrued pension and postretirement obligations	963	7,339	6,362	5,664	4,766
Other liabilities	(80)	(308)	(2,626)	(2,701)	787

Net cash (used in) provided by operating activities	(26,997)	41,958	3,732	(3,795)	(70,887)

Cash flows from investing activities
Purchase of property, plant and equipment	(1,589)	(8,948)	(16,384)	(13,199)	(4,953)
Proceeds from sales of fixed assets	63	7,060	1,650	257	310
(Increase) decrease in restricted cash	(2,000)	(4,591)	6,591	6,591	—
Other	—	(37)	(98)	25	1,837

Net cash used in investing activities	(3,526)	(6,516)	(8,241)	(6,326)	(2,806)

Cash flows from financing activities
Change in book overdraft	—	12,612	13,730	2,387	5,966
Borrowings on debt due to related parties	50,000	10,000	—	—	—
Repayment on debt due to related parties	—	(194,707)	(66,125)	(55,875)	—
Borrowings on revolving debt	—	215,844	543,222	448,274	750,741
Repayment on revolving debt	—	(106,231)	(490,758)	(391,593)	(672,230)
Related party receivable/payable, net	(31,790)	31,139	(1,010)	(260)	—
Deferred financing costs	—	(4,075)	(127)	(127)	(175)
Dividends paid	—	—	—	—	(10,216)

Net cash provided by (used in) financing activities	18,210	(35,418)	(1,068)	2,806	74,086

Net (decrease) increase in cash and cash equivalents	(12,313)	24	(5,577)	(7,315)	393
Effect of exchange rate changes on cash	788	(95)	1,520	1,014	985

Net change in cash and cash equivalents	(11,525)	(71)	(4,057)	(6,301)	1,378
Cash and cash equivalents
Beginning of period	18,500	6,975	6,904	6,904	2,847

End of period	$6,975	$6,904	$2,847	$603	$4,225

Supplemental disclosures of cash flow information
Cash paid for interest	$777	$8,065	$8,831	$6,976	$6,851
Cash paid for income taxes	176	6,524	2,447	2,160	20,630

Supplemental disclosures of noncash items
Noncash capital contribution (Note 6)	$—	$—	$9,875	$9,875	$—
Net unrealized gain on derivative instruments, net of deferred tax liability	—	—	580	—	182
Additional minimum pension liability adjustments, net of deferred tax benefit	—	2,241	4,780	—	—

The accompanying notes are an integral part of these consolidated financial statements.

Integris Metals, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

For the Period from November 1, 2001 through December 28, 2001,

the 53-Week Period Ended January 3, 2003, the 52-Week Period Ended

January 2, 2004, and the 39-Week Period Ended October 1, 2004

	Common Stock		Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Shares	Amount
(dollars in thousands)
November 1, 2001 (date of formation) issuance of 100 shares in exchange for net assets contributed by stockholders	100	$—	$307,741	$—	$—	$307,741
Net loss for the period	—	—	—	(10,024)	—	(10,024)
Foreign currency translation adjustment	—	—	—	—	287	287

Comprehensive loss						(9,737)

Balances at December 28, 2001	100	—	307,741	(10,024)	287	298,004

Net income for the period	—	—	—	9,883	—	9,883
Other comprehensive income
Foreign currency translation adjustment	—	—	—	—	965	965
Additional minimum pension liability, net of $1,432 of deferred tax benefit	—	—	—	—	(2,241)	(2,241)

Comprehensive income						8,607

Balances at January 3, 2003	100	—	307,741	(141)	(989)	306,611

Net income for the period	—	—	—	10,927	—	10,927
Other comprehensive income
Foreign currency translation adjustment	—	—	—	—	10,738	10,738
Additional minimum pension liability, net of $3,057 of deferred tax benefit	—	—	—	—	(4,780)	(4,780)
Net unrealized gain on derivative instruments, net of $370 of deferred tax liability	—	—	—	—	580	580

Comprehensive income						17,465

Noncash capital contribution	—	—	9,875	—	—	9,875

Balances at January 2, 2004	100	—	317,616	10,786	5,549	333,951

Net income for the period (unaudited)	—	—	—	46,489	—	46,489
Other comprehensive income (unaudited)
Foreign currency translation adjustment (unaudited)	—	—	—	—	1,361	1,361
Net unrealized gain on derivative instruments, net of $116 of deferred tax liability (unaudited)	—	—	—	—	182	182

Comprehensive income (unaudited)						48,032

Dividends paid	—	—	—	(10,216)	—	(10,216)

Balances at October 1, 2004 (unaudited)	100	$—	$317,616	$47,059	$7,092	$371,676

The accompanying notes are an integral part of these consolidated financial statements.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements

(dollars in thousands, unless otherwise noted)

1. Business Description and Basis of Presentation

Integris Metals, Inc. (the “U.S. Parent”) and its wholly owned Canadian Subsidiary (collectively the “Company”) was formed effective November 1, 2001, pursuant to the terms of a Contribution and Dissolution Agreement (the “Agreement”) by and among Reynolds Metals Company (“RMC”), NAMD Inc. (“NAMD”) and Billiton Investments Ireland Limited (“Billiton Ireland”). The Company is a metals service center, specializing primarily in stainless steel and aluminum products which are sourced globally, further processed to customer specifications, and delivered to customers across North America. The Company has three dedicated processing centers and 59 regional branches throughout the U.S. and Canada.

In accordance with the terms of the Agreement, RMC contributed certain assets and liabilities of its metals distribution businesses (hereinafter referred to as the “RASCO Businesses”) to the Company in exchange for 50 shares of the Company’s common stock. In addition, NAMD Inc. contributed certain assets and liabilities of its metals distribution businesses (the “NAMD Businesses”) to the Company in exchange for 50 shares of the Company’s common stock.

The RASCO Businesses

Reynolds Aluminum Supply Company (“RASCO”) was a component of RMC. RMC was a wholly owned subsidiary of Alcoa, Inc. (a Delaware corporation) (“Alcoa”). Alcoa acquired RMC in May 2000. Accordingly, the assets and liabilities of the RASCO Businesses contributed to the Company reflect the effects of push-down purchase accounting in connection with the May 2000 acquisition of RMC by Alcoa.

The accompanying financial statements include the RASCO Businesses (including (i) the assets and liabilities of the U.S. Operations of RASCO, (ii) the Canadian subsidiary of RASCO Specialty Metals (“RASCO Specialty Metals Ltd.”), and (iii) a U.S. subsidiary of RMC (“Permamet Inc.”)) (collectively the “RASCO Businesses predecessor entities”).

The NAMD Businesses

The NAMD Businesses were a component of NAMD Inc. NAMD Inc. (a U.S. Holding Company) was a wholly owned subsidiary of Billiton Ireland. Prior to October 6, 2000, NAMD Inc. was a wholly owned subsidiary of Rio Algom Limited (a Canadian corporation). On October 6, 2000, Rio Algom Limited was acquired by Billiton Plc (a United Kingdom corporation and ultimate parent company of Billiton Ireland).

Effective June 30, 2001, Billiton Plc entered into a merger agreement with BHP, Ltd. (an Australian corporation) (“BHP”). For accounting purposes in the U.S., this merger was treated as an acquisition of Billiton Plc by BHP. Accordingly, the accompanying assets and liabilities of the NAMD Businesses contributed to the Company reflect the effects of push-down purchase accounting in connection with the BHP acquisition of Billiton Plc on June 30, 2001.

The accompanying financial statements reflect the contribution of the NAMD Businesses’ which consisted of metals distribution operations in the U.S. and Canada. The NAMD Businesses’ operations in the U.S. and Canada were comprised of two separate businesses, Vincent Metal Goods (“VMG”) in the U.S. and Atlas Ideal Metals (“AIM”) in Canada (collectively, the “NAMD Businesses”).

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

Contributed Assets and Liabilities

Our initial formation on November 1, 2001, was accounted for as a corporate joint venture. A corporate joint venture is a jointly controlled entity (whose ownership seldom changes) that is owned and operated by and for the mutual benefit of the joint venture partners, who share in the risks and rewards of the joint ventures business purpose. Assets contributed in the initial formation of a corporate joint venture are valued at their historical cost (or predecessor basis).

Included in the assets contributed by NAMD is approximately $40.8 million of goodwill. This goodwill did not result from our formation since the assets contributed at our formation were valued at historical cost. The goodwill contributed by NAMD was pre-existing goodwill which resulted from the June 30, 2001 merger of Billiton Plc with BHP Limited as described further above.

As such, the assets and liabilities of the RASCO Businesses and the NAMD Businesses contributed to the Company at November 1, 2001, are based upon the predecessor basis of NAMD and RASCO respectively and consisted of the following:

	RASCO Businesses	NAMD Businesses	Amount Contributed at November 1, 2001
Current assets	$154,093	$312,123	$466,216
Noncurrent assets	78,342	162,309	240,651
Current liabilities	(45,196)	(67,551)	(112,747)
Noncurrent liabilities	(30,550)	(255,829)	(286,379)

Net assets contributed	$156,689	$151,052	$307,741

2. Summary of Significant Accounting Policies

Basis of Financial Statements

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include those of the U.S. parent company and its wholly owned Canadian Subsidiary. The Company’s fiscal year ends on the Friday closest to December 31. As such, the consolidated financial statements include the accounts of the Company’s operations at January 3, 2003, January 2, 2004 and October 1, 2004 (unaudited), and for the period from November 1, 2001 through December 28, 2001, the 53-week period ended January 3, 2003, the 52-week period ended January 2, 2004, and for the 39-week periods ended October 3, 2003 (unaudited) and October 1, 2004 (unaudited). All significant intercompany investments, accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Information (Unaudited)

The accompanying consolidated financial statements at October 1, 2004 and for the 39-week periods ended October 3, 2003 and October 1, 2004, are unaudited. In the opinion of management, these consolidated

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

statements have been prepared on the same basis as the audited consolidated financial statements included herein and include all adjustments, consisting of only normal recurring adjustments, necessary for the fair statement of results of the interim periods.

Revenue Recognition

The Company recognizes revenue from product sales (including amounts billed for shipping and handling) when ownership and risk of loss passes to the customer which is upon shipment. The Company records estimated discounts and rebates in the same period revenue is recognized based on historical experience.

Cash and Cash Equivalents

Cash equivalents are highly liquid short-term investments that are readily convertible to known amounts of cash and have original maturities of three months or less at date of purchase.

Restricted Cash

Included in restricted cash were proceeds held in escrow from the sale of property located in St. Louis, Missouri.

Inventories

Product inventories primarily consist of aluminum, stainless steel and other metal products for resale. Certain additional incremental processing costs are incurred based on customer specifications. All product inventories are considered finished goods. Product inventories are valued and recorded at the lower of cost or market value. Cost is determined on the first-in, first-out (“FIFO”) method for all inventories, except U.S. aluminum inventory, which is determined on the last-in, first-out (“LIFO”) method. LIFO inventory represented approximately 36%, 37% and 33% of consolidated inventories at January 3, 2003, January 2, 2004 and October 1, 2004, respectively. At January 3, 2003, the LIFO cost of aluminum inventories exceeded the FIFO cost of such inventories. At January 2, 2004 and October 1, 2004 (unaudited), the FIFO value of aluminum inventories exceeded the LIFO value by $1,185 and $14,311, respectively.

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Initial contributions of property, plant and equipment from the stockholders were based upon their net book value.

Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the assets including assets acquired under capital leases.

Land improvements	15 years
Buildings	25 to 40 years
Building improvements	20 to 40 years
Leasehold improvements	Term of lease
Machinery and equipment	5 to 25 years
Major processing equipment	12 to 18 years

Maintenance and repairs are charged to operations as incurred and additions or improvements are capitalized. When assets are sold, retired or otherwise disposed of, the asset cost and related accumulated depreciation or amortization are removed from the respective accounts and any gains or losses are included in operations.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

Property, plant and equipment amounts are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset (asset group) may not be recoverable. An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition. The impairment loss to be recorded would be the excess of the asset’s carrying value over its fair value. Fair value would be determined based upon the best information available in the circumstances including quoted prices or other valuation techniques.

Goodwill and Identified Intangible Assets

Goodwill and indefinite-lived intangible assets are not amortized. The carrying value of goodwill and indefinite-lived intangible assets are tested for impairment at least annually. The recoverability of unamortized goodwill assets is based upon the fair value of the Company determined by using a discounted cash flow analysis or other valuation techniques.

Prior to January 1, 2002, the excess of cost over net assets of businesses acquired was amortized on a straight-line basis over a period of 20 years. Effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 primarily addresses the accounting for acquired goodwill and intangible assets (i.e., the post-acquisition accounting). The most significant changes made by SFAS No. 142 were (1) goodwill and indefinite-lived intangible assets are no longer amortized; (2) goodwill and indefinite-lived intangible assets are tested for impairment at least annually; and (3) the amortization period of intangible assets with finite lives is no longer limited to 40 years.

Identified intangible assets, specifically customer relationships and intellectual property, are amortized over a period of 4 and 20 years, respectively. Identified intangible assets are tested for impairment whenever events or circumstances indicate that the carrying amount of the asset may not be recoverable.

Shipping and Handling Fees and Costs

The Company classifies shipping and handling fees and costs as a component of selling, administrative and other expenses on the Consolidated Statements of Income. Total shipping and handling fees and costs for the period from November 1, 2001 through December 28, 2001, the 53-week period ended January 3, 2003, the 52-week period ended January 2, 2004, and for the 39-week periods ended October 3, 2003 (unaudited) and October 1, 2004 (unaudited), were $7,217, $45,574, $46,686, $35,881 and $37,893, respectively.

Derivatives and Hedging

The fair values of all outstanding derivative instruments are recorded on the Consolidated Balance Sheets.

All derivatives are held for purposes other than trading. The Company measures hedge effectiveness by formally assessing, at least quarterly, the historical and probable future high correlation of changes in the fair value or expected future cash flows of the hedged item. The ineffective portions, if any, are recorded in other expense (income) in the current period. If the hedging relationship ceases to be highly effective or it becomes probable that an expected transaction will no longer occur, gains or losses on the derivative are recorded in other expense (income).

Changes in the fair value of derivatives are recorded in current earnings along with the change in the fair value of the underlying hedged item if the derivative is designated as a fair value hedge or in other comprehensive income if the derivative is designated as a cash flow hedge. If no hedging relationship is designated, the derivative is marked to market through earnings.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

Cash flows from derivative instruments are recognized in the Consolidated Statements of Cash Flows in a manner consistent with the underlying transactions. See Note 9 for additional information regarding the Company’s accounting for derivatives.

Foreign Currency Translation

For Canadian operations, the functional currency is the Canadian dollar. Assets and liabilities of these operations are translated at the exchange rate in effect at year end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included as other comprehensive income. Realized gains and losses from Canadian currency transactions are included in net income for the period.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net income, foreign currency translation adjustments, additional minimum pension liabilities and gains and losses on derivative instruments designated and effective as cash flow hedges that are charged or credited to the accumulated other comprehensive income (loss) account in stockholders’ equity.

Income Taxes

The Company recognizes a liability or asset for the deferred tax consequences of temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided, as necessary.

New Accounting Pronouncements

Effective January 4, 2003, the Company adopted SFAS No. 143, Accounting for Asset Retirement Obligations. This statement establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost. The adoption of this standard did not impact the Company’s consolidated financial position or results of operations.

Effective January 4, 2003, the Company adopted SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement supersedes existing accounting literature related to accounting and reporting for costs associated with exit or disposal activities. The provisions of this statement were effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this standard did not impact the Company’s consolidated financial position or results of operations as the restructuring plan described in Note 3 was initiated prior to December 31, 2002.

In April 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for certain contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this standard did not impact the Company’s consolidated financial position or results of operations.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

In May 2003, Emerging Issues Task Force No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables was finalized. This addresses certain aspects of accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. The guidance in the consensus is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this standard did not impact the Company’s consolidated financial position or results of operations.

On May 19, 2004, the FASB issued FASB Staff Position (“FSP”) 106-2, (FSP 106.2) Accounting and Disclosure Requirements relates to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”). The Act introduces a prescription drug benefit under Medicare as well as a federal subsidy to sponsors of retiree health care benefit plans. The Company’s U.S. Postretirement Health Care Benefits plan offers prescription drug benefits and the Company expects to benefit from this legislation. The Company does not anticipate that its plan will need to be amended to obtain the benefits provided under the Act. In accordance with the FASB’s original guidance on the accounting for the Act, the Company elected to defer recognition of the effects of the Act and any measures of benefit cost or benefit obligation in the financial statements or accompanying notes. The Company will comply with the guidance set forth in FSP 106-2 in the third quarter of 2004. The impact, however, is not anticipated to be significant.

In December 2003, the FASB issued SFAS No. 132R, Employers’ Disclosures about Pensions and Other Postretirement Benefits. This statement requires additional disclosures to be made by employers regarding pensions and other postretirement benefit plans, but does not change the measurement or recognition of those plans. Under this Statement, the disclosure provisions regarding foreign plans and estimated future benefit payments are effective for fiscal years ending after December 15, 2003 and interim periods beginning after December 15, 2003. The Company has adopted the interim provisions of this Statement during the current fiscal year. The annual disclosure provisions of this Statement have been included in Note 11.

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities. This is an interpretation of ARB No. 51, Consolidation of Financial Statements, which addresses the consolidation by business enterprises of variable interest entities that either: (1) do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support, or (2) the equity investors lack an essential characteristic of a controlling interest. In December 2003, the FASB issued a revision of FIN 46 (“FIN 46R”), which clarified certain complexities of FIN 46 and generally requires adoption of all special-purpose entities that qualify as variable interest entities no later than the end of the first reporting period ending after December 15, 2003, and to all non special-purpose entities that qualify as variable interest entities no later than the end of the first reporting period ending after March 15, 2004. The Company does not have any entities that require disclosure or new consolidation as a result of adopting the provisions of FIN 46 or FIN 46R.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in certain circumstances). Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Statement is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Adoption of this standard did not impact the Company.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

3. Restructuring and Other Related Costs

Prior to 2002, management approved various actions to expedite the integration of the Company’s two predecessor entities and to improve the long-term efficiency and competitiveness of the Company and reduce costs. These actions included certain restructuring charges related to employee reductions, changes to certain distribution operations and other merger-related costs in connection with the integration of business processes and systems. These restructuring and other charges and the subsequent reduction to the related accrued liability are as follows:

	Employee Termination Benefits	Asset Write- Downs	Other Related Costs	Total Restructuring and Other Related Costs
Initial charges for the period ended December 28, 2001	$5,753	$—	$1,147	$6,900
Cash payments	(343)	—	(393)	(736)

Remaining liability, December 28, 2001	5,410	—	754	6,164

Net charges for the period ended January 3, 2003	1,698	849	6,399	8,946
Cash payments	(2,990)	—	(3,732)	(6,722)
Reclassifications	(920)	—	—	(920)
Noncash adjustments	—	(849)	—	(849)

Remaining liability, January 3, 2003	3,198	—	3,421	6,619

Net (credits) charges for the period ended January 2, 2004	(314)	1,499	(62)	1,123
Cash payments	(2,538)	—	(4,526)	(7,064)
Noncash adjustments	—	(1,499)	1,456	(43)
Effect of changes in exchange rate	61	—	142	203

Remaining liability, January 2, 2004	407	—	431	838

Net charges for the 39-week period ended October 1, 2004 (unaudited)	2	384	1,256	1,642
Cash payments (unaudited)	(376)	—	(1,481)	(1,857)
Noncash adjustments (unaudited)	—	(384)	—	(384)
Effect of changes in exchange rate (unaudited)	(3)	—	(1)	(4)

Remaining liability, October 1, 2004 (unaudited)	$30	$—	$205	$235

The remaining accrued liabilities for all periods presented for employee termination benefits and for other related costs have been classified as a component of accrued expenses.

Employee termination benefit charges in 2001 included 206 personnel reductions through voluntary and involuntary terminations primarily in the U.S. sales, marketing and corporate administrative functions of the Company. Employee termination benefit changes for the 53-week period ended January 3, 2003, represented severance charges related to the termination of 67 employees within the Company’s U.S. operations and its Canadian subsidiary. Terminated employees related primarily to the closing of distribution centers in Canada and the combination of corporate administrative functions in the U.S. In addition, for the 53-week period ended January 3, 2003, certain terminated U.S. employees also received additional bridged pension and OPEB benefits, the cost of which ($920) was reclassified as a component of accrued pension and postretirement obligations. Employee termination credits for the 52-week period ended January 2, 2004, related solely to adjustments to prior period amounts that were over accrued.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

Asset write-downs for the 53-week period ended January 3, 2003, related primarily to the closure and sale of land and buildings in the U.S., including the write-down of certain processing equipment that will not be transferred to other locations. The $849 charge recognized, included $993 of asset write-downs and $215 of accelerated depreciation related to assets held and used that the Company intends to dispose of. The amount recorded is also net of a $359 gain on the sale of land and building in St. Louis, Missouri. The $1,499 charge for the 52-week period ended January 2, 2004, primarily represents a write-down of the carrying value of assets held for sale and the write-down of miscellaneous equipment. The $384 charge recognized in the 39-week period ended October 1, 2004, included $814 of asset write-downs of the carrying value of assets held for sale. The amount recorded is also net of a $430 gain on the sale of land and buildings in Philadelphia, Pennsylvania and Charlotte, North Carolina.

Other related costs in 2001 included a lease termination of $671 related to the closing of a distribution center in Canada and nonrecurring business integration costs of $476 incurred during the period primarily related to systems integration costs. Other related costs in the 53-week period ended January 3, 2003, included $2,318 of lease termination costs in the U.S. and Canada related to the exiting of certain leased facilities, for which the Company was still party to a lease obligation. In addition, the Company incurred $4,081 of nonrecurring merger integration costs during the period related primarily to systems integration costs ($1,335), benefit plan redesign and implementation ($544), employee and facility relocations ($1,797) and other nonrecurring merger-related costs ($405). These merger integration costs, which were charged to expense as incurred, were classified as a component of restructuring and other related costs on the accompanying Consolidated Statements of Income due to their nonrecurring nature. The net credit for other related costs in the 52-week period ended January 2, 2004, included the reversal of $1,045 of previously accrued lease termination costs offset by $983 of net period costs primarily associated with facility and employee relocation. The net charge for other related costs in the 39-week period ended October 1, 2004, was $1,256 of period costs which primarily consisted of facility and employee relocation costs.

The Company also maintains land, building and equipment in facilities that the Company intends to sell. These assets have a carrying value of $2,453, $13,605 and $10,608 at January 3, 2003, January 2, 2004 and October 1, 2004, respectively, and have been classified as assets held for sale and are included as a component of other current assets on the accompanying Consolidated Balance Sheets.

4. Supplemental Consolidated Financial Statement Information

Property, Plant and Equipment, Net

Property, plant and equipment, net, consisted of the following components:

	January 3, 2003	January 2, 2004	October 1, 2004
			(unaudited)

Land and improvements	$25,188	$23,183	$24,688
Buildings and leasehold improvements	80,432	76,217	80,448
Machinery and equipment	91,805	98,432	100,436
Construction in progress	2,945	7,589	3,457

Total cost	200,370	205,421	209,029

Less: Accumulated depreciation and amortization	(29,348)	(44,252)	(53,924)

	$171,022	$161,169	$155,105

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) consisted of the following components:

	January 3, 2003	January 2, 2004	October 1, 2004
			(unaudited)

Cumulative translation adjustment	$1,252	$11,990	$13,351
Additional minimum pension liability, net of deferred tax benefit	(2,241)	(7,021)	(7,021)
Net unrealized gain on derivative instruments, net of deferred tax liability	—	580	762

	$(989)	$5,549	$7,092

5. Goodwill and Other Intangible Assets

Other intangible assets were comprised of the following:

	January 3, 2003	January 2, 2004	October 1, 2004
			(unaudited)
Other intangibles assets
Customer relationships	$5,100	$5,100	$5,100
Less: Accumulated amortization	(1,276)	(2,550)	(3,506)
Technology and patents	800	800	800
Less: Accumulated amortization	(40)	(80)	(110)
Intangible pension asset	3,700	3,754	3,754

	$8,284	$7,024	$6,038

The Company has completed its annual goodwill impairment test (performed in the fourth fiscal quarter) and has determined that there was no impairment at January 3, 2003 and January 2, 2004. Nothing has come to the Company’s attention that would indicate any impairment of its goodwill at October 1, 2004.

The goodwill contributed by the NAMD Businesses relates to the acquisition of Billiton (the “NAMD Businesses ultimate parent”) by BHP on June 30, 2001, as described in Note 1. The excess of the allocated purchase price to the NAMD Businesses over the tangible net assets acquired was allocated to goodwill with a 20-year estimated useful life.

Effective January 1, 2002, the Company ceased amortization of goodwill in connection with the adoption of SFAS No. 142, the effects of which increased pre-tax income for the fiscal year ended January 3, 2003, by approximately $2.0 million. Goodwill amortization expense recorded for the period from November 1, 2001 through December 28, 2001, was $235.

The estimated useful lives of customer relationships and technology and patents are 4 years and 20 years, respectively. The Company amortizes these intangible assets over their respective lives on the straight-line method. The straight-line method of amortization reflects an appropriate allocation of the costs of the intangible

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

assets to earnings in proportion to the amount of economic benefits obtained by the Company in each reporting period. Estimated amortization expense for the next five fiscal years is as follows:

2004	$1,315
2005	1,315
2006	40
2007	40
2008	40

6. Notes Payable

Notes payable consisted of the following:

	January 3, 2003	January 2, 2004	October 1, 2004

			(unaudited)
Senior Euro-Dollar Revolving Loan (LIBOR), with interest rates ranging from 3.38% to 4.38% at January 2, 2004	$75,000	$150,000	$205,000
Senior Revolving Loan (Prime Rate), with an interest rate of 5.75% at January 2, 2004	15,000	5,400	15,400
Senior Canadian Revolving Loan (Bankers’ Acceptance Rate), with an interest rate of 5.50% at January 2, 2004	19,789	9,302	19,794
Senior Canadian Revolving Loan (Prime Rate), with an interest rate of 6.25% at January 2, 2004	—	2,326	7,126
Billiton Facility B	38,000	—	—
RMC Liquidity Facility	38,000	—	—

Total loans payable	185,789	167,028	247,320

Less: Current maturities	(76,000)	—	—

Noncurrent portion	$109,789	$167,028	$247,320

The Senior Euro-Dollar Revolving Loan, the Senior Revolving Loan, and the Senior Canadian Euro-Dollar Revolving Loan (collectively, the “outstanding revolving loans”) are pursuant to a $350,000 Credit Agreement (the “Credit Agreement”) with a consortium of financial institutions entered into by the Company on August 26, 2002, as amended on April 28, 2004. The amended Credit Agreement increased the Company’s limit on the overall credit facility of $350,000. The Credit Agreement expires in August 2006 and allows the Company’s U.S. entity to borrow a maximum of $300,000 and the Company’s Canadian subsidiary to borrow a maximum of $50,000 (or the Canadian dollar equivalent). The amounts outstanding under the Senior Canadian Revolving Loan are denominated in Canadian dollars. These maximum loan amounts are subject to limitations as determined by a calculated borrowing base. Total availability is limited to, among other things, the eligible accounts receivables and inventory pledged as collateral under the credit agreement. The debt can be either revolving loans or term loans due no earlier than August 26, 2006. Interest on the U.S. entity loans (both revolving and term) are determined at the option of the Company at the JPMorgan Prime Rate (currently 3% over the federal funds rate) plus margin or the (Euro-Dollar) LIBOR plus margin. Interest rates on the Canadian entity loans are determined at the option of the Company at the JPMorgan Prime Rate plus margin or the Canadian Bankers’ Acceptance Rate plus margin. The margins on each of the interest rates noted above are subject to change in future periods based upon certain financial ratios which correspond to the Company’s creditworthiness. For U.S. Prime Rate loans, the margin on the JPMorgan Prime Rate can range from 1% to 2% and the margin on the Euro-Dollar LIBOR can range from 2% to 3%. For Canadian loans, the margin on the JPMorgan Prime Rate can range from 1% to 2% and the margin on the Bankers’ Acceptance Rate can range from 2% to 3%.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

At January 2, 2004 and October 1, 2004, the JPMorgan Prime Rate was 4.0% and 5.75%, respectively, and the LIBOR ranged from 1.125% to 1.25% and from 1.6875% to 2.0%, respectively, depending upon the term of the outstanding revolving debt.

Amounts outstanding under the revolving credit facility have been classified as long-term, to the extent of available long-term back-up facilities pursuant to the Credit Agreement, in accordance with the Company’s ability and intent to refinance such obligations on a long-term basis. The Credit Agreement requires the Company to meet a fixed charge coverage ratio and limited the capital expenditures of the Company to $40,000 in 2003. Capital expenditures under the Credit Agreement are limited to $30,000 in both 2004 and 2005. As of January 2, 2004 and October 1, 2004, the Company was in compliance with all debt covenant requirements.

The Billiton Facility B and the RMC Liquidity Facility are revolving credit facilities and are subordinate to the debt outstanding under the Credit Agreement. The two facilities rank equal with each other and are subject to substantially the same terms and conditions. Both facilities were originally available through June 30, 2003 and were subsequently extended through June 30, 2004, and have interest due at the end of each calendar quarter at an annual rate of the three-month LIBOR plus 2.5%.

Effective March 24, 2003, and in connection with the settlement of contributed pension obligations described in Note 11, the Billiton Facility B Loan was reduced to reflect the contributed net pension differential pursuant to the terms of the Agreement. The corresponding decrease to the Billiton Facility B Loan of $9,875 was treated as a noncash capital contribution during the period ending January 2, 2004.

7. Stockholders’ Equity

The Company is authorized to issue 100,000 shares of common stock, 100 of which were issued on November 1, 2001 (50 shares each to RMC and NAMD Inc. in exchange for their respective net asset contributions). The common stock is subject to a stockholders’ agreement by and among the Company, Billiton Ireland, RMC, Billiton Company B.V. (a wholly owned subsidiary of BHP Billiton Plc) and Alcoa (a Delaware corporation).

The stockholders’ agreement addresses, among other things, corporate governance, including the composition of the Board of Directors and senior management, voting and transfer rights of the stockholders, additional capital contributions and dividend policies.

In addition, the stockholders’ agreement covers the buy-out or purchase rights of the stockholders in the event of a deadlock (as defined) as well as a call option right of a stockholder in the event the other stockholder ceases to own at least one-third of the issued and outstanding common stock.

Presently, the stock ownership and voting rights are shared 50% by RMC and Billiton Ireland (as parent company to NAMD Inc.). In connection with the contemplated initial public offering described in Note 17, the stockholders’ agreement will terminate upon completion of the contemplated transaction.

8. Income Taxes

The contribution of the net assets of the NAMD Businesses and RASCO Businesses to the Company was a tax-free transaction. As a result, the tax basis of the assets and tax attributes carried over to the Company on the effective date of contribution. The Company’s U.S. operations file a consolidated income tax return in the U.S. The Company’s Canadian operations file a separate income tax return for Canadian purposes.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

(Loss) income before income taxes consisted of:

	Period From November 1, 2001 Through December 28, 2001	53-Week Period Ended January 3, 2003	52-Week Period Ended January 2, 2004
United States	$(9,975)	$21,836	$11,971
Canada	(3,765)	(3,064)	4,175

	$(13,740)	$18,772	$16,146

The income tax (benefit) provision consisted of:

	Period From November 1, 2001 Through December 28, 2001	53-Week Period Ended January 3, 2003	52-Week Period Ended January 2, 2004
Current provision
U.S. federal and state	$20	$7,008	$3,479
Canada	—	—	—

Current provision	20	7,008	3,479

Deferred (benefit) provision
U.S. federal and state	(3,736)	1,881	1,740
Canada	—	—	—

Deferred (benefit) provision	(3,736)	1,881	1,740

Income tax (benefit) provision	$(3,716)	$8,889	$5,219

The income tax provision is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. Differences between the statutory rates in the U.S. and Canada do not have a significant impact on the effective income tax rate reconciliation presented below. The items causing this difference are as follows:

	Period From November 1, 2001 Through December 28, 2001	53-Week Period Ended January 3, 2003	52-Week Period Ended January 2, 2004
Tax (benefit) expense at U.S. statutory rate	$(4,809)	$6,571	$5,788
Change in valuation allowance for Canadian net deferred tax assets	1,318	1,072	(1,453)
State income taxes, net of federal benefit	(487)	873	479
Nondeductible expenses and other	262	373	405

	$(3,716)	$8,889	$5,219

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are as follows:

	January 3, 2003	January 2, 2004
Deferred income tax assets
Trade receivables	$2,007	$2,359
Accrued expenses	2,650	640
Accrued pension and postretirement obligations	20,574	24,937
Canadian operating loss carryforwards	3,570	2,257
U.S. operating loss carryforward	1,008	924
U.S. AMT NOL-carryforward	3,815	2,213
Additional minimum pension liability	1,432	4,489
Other	1,539	799

Total gross deferred income tax assets	36,595	38,618
Less: Valuation allowance for Canadian deferred tax assets	(6,796)	(6,768)

Net deferred income tax assets	29,799	31,850

Deferred income tax liabilities
Intangible assets	(1,959)	(2,977)
Inventories	(15,732)	(17,286)
Property, plant and equipment	(25,682)	(23,844)
Unrealized gain on derivatives	—	(370)

Total gross deferred income tax liabilities	(43,373)	(44,477)

Net deferred income tax liabilities	$(13,574)	$(12,627)

The U.S. operating loss carryforward at January 2, 2004, represents various state net operating losses that expire at various dates between 2007 and 2022. In addition, a valuation allowance at January 2, 2004 has been provided against deferred tax assets related to the Canadian net operating loss carryforwards as well as other Canadian deferred tax assets because it is more likely than not that these tax benefits will not be realized based upon the existing uncertainty as to the ability of the Canadian operations to generate future taxable income. At January 2, 2004, Canadian net operating loss carryforwards of approximately $6,400 existed and will begin to expire in 2008.

The change in the valuation allowance for Canadian deferred tax assets includes the impact of foreign exchange, which has not been included in the Company’s annual effective tax rate. The change in the valuation allowance for Canadian deferred tax assets is as follows:

Balance at January 3, 2003	$6,796
Utilization of Canadian deferred tax assets	(1,453)
Foreign exchange impact	1,425

Balance at January 2, 2004	$6,768

During the 39-week period ended October 1, 2004, the Company’s Canadian entity generated in excess of $6.4 million of taxable income and has projected additional taxable income to be generated throughout the remainder of fiscal 2004. In this regard, the Company will utilize all of its existing Canadian net operating loss

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

carryforwards in 2004. As such, all of the $2.3 million of valuation allowance recorded at January 2, 2004, related to the Canadian net operating loss carryforwards has been reversed at July 2, 2004 (as a discreet item in the 39-week period ended October 1, 2004). The Company continues to maintain a deferred tax asset valuation allowance of approximately $4.5 million at October 1, 2004, related to the remaining deferred tax assets in Canada as these deferred tax assets relate to temporary differences that are longer term in nature (primarily certain recurring book reserves, pension and OPEB liabilities and fixed assets). Because of the cyclical nature of the Company’s operations, it is not possible to forecast future taxable income into future years to currently conclude that it is “more likely than not” that these remaining Canadian deferred tax assets will ultimately be realized.

9. Financial Instruments and Derivatives

The carrying amounts of cash and cash equivalents, book overdraft and short-term debt approximate fair value because of the short maturity of the instruments.

The Company holds or purchases derivative financial instruments for purposes other than trading. The following are the details of the fair values of these investments as of:

	January 3, 2003	January 2, 2004	October 1, 2004
			(unaudited)
Commodities, principally aluminum and nickel	$—	$443	$35
Interest rates	—	950	1,248
Foreign currency	—	(398)	(1,863)

From time to time, the Company may enter into fixed price sales contracts with its customers for certain of its inventory components (primarily aluminum and stainless steel). The Company enters into commodity futures and options contracts to reduce volatility in the price of these commodities. Currently, these commodity contracts cover periods commensurate with known exposures, generally within one year, and had an asset value of $443 and $35 at January 2, 2004 and October 1, 2004, respectively. The Company currently does not account for these contracts as hedges, but rather marks these contracts to market with a corresponding offset to current earnings.

The Company uses interest rate swaps to help maintain a strategic balance between fixed- and floating-rate debt and to manage overall financing costs. The Company has entered into pay fixed, receive floating interest rate swaps to effectively convert the interest rate from floating to fixed on $85,000 of debt, through June 2006. These interest rate swaps were designated as cash flow hedges and had an asset value of approximately $950 and $1,248 at January 2, 2004 and October 1, 2004, respectively, with a corresponding offset as a component of accumulated other comprehensive income, offset by a deferred tax liability of $370 and $486, respectively.

The interest rate swaps were fully effective and as such, no gain or loss from hedge ineffectiveness was recognized. Approximately $380 of the amount included in Other Comprehensive Income at January 2, 2004 will be reclassified as a component of interest expense within the next fiscal year.

The Company is subject to exposure from fluctuations in foreign currencies. Foreign currency exchange contracts are used by the Company’s Canadian subsidiary to hedge the variability in cash flows from the forecasted payment of currencies other than the functional currency. The Company’s Canadian subsidiary’s foreign currency contracts were principally used to purchase U.S. dollars. The U.S. dollar notional amount of all foreign currency contracts outstanding was $13,720 and $32,065 at January 2, 2004 and October 1, 2004 (unaudited), respectively, and had a liability value of $398 and $1,863, respectively. The Company currently does not account for these contracts as hedges but rather marks these contracts to market with a corresponding offset to current earnings.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

The Company’s net derivative balance from the contracts described above was a $995 asset and a $580 liability at January 2, 2004 and October 1, 2004, respectively, and is included as a component of other assets on the accompanying Consolidated Balance Sheets.

10. Lease Commitments

The Company is party to numerous lease agreements in both the U.S. and Canada related to buildings, vehicles and office equipment leases. These building leases run into the beginning of 2012. The vehicle and office equipment leases run into the beginning of 2010. These leases are all accounted for as operating leases. The following are the minimum lease payments for the next five fiscal years and thereafter based on operating leases in effect at January 2, 2004:

2004	$11,736
2005	9,305
2006	7,090
2007	4,652
2008	2,852
Thereafter	3,690

$39,325

Rental expense under operating lease agreements was $13,379 and $12,691 for the 53-week period ended January 3, 2003 and for the 52-week period ended January 2, 2004, respectively.

11. Employee Benefit Plans

Certain of the Company’s predecessors had noncontributory defined benefit pension plans (defined benefit plans), which provided retirement benefits for the majority of its predecessor company employees in both the U.S. and Canada. The Company’s predecessor NAMD U.S. business as well as the Company’s predecessor Canadian businesses (AIM for NAMD and RASCO Specialty Metals Ltd. for RASCO) had defined benefit pension plans specific to its respective predecessor business employees as well as plans which provided health care and life insurance benefits which were specific to substantially all of its retirees in the U.S. or Canada (other post employment benefits (“OPEB”)).

Prior to January 1, 2002, the Company’s predecessor U.S. RASCO businesses provided its predecessor employees pension and OPEB benefits through multi-employer plans along with Alcoa and its affiliates. Effective January 1, 2002, predecessor U.S. RASCO employees became legal employees of the Company (from November 1, 2001 through January 1, 2002, such employees were leased to the Company by Alcoa), and became participants in the Integris Pension Plan for U.S. employees.

In connection with the terms of the Agreement, effective January 1, 2002, both the U.S. employees and the Canadian employees became participants of the newly formed Integris pension and OPEB plans in both the U.S. and Canada. As such, the funded status of the respective U.S. and Canadian pension and OPEB predecessor plans were transferred to the newly formed Integris plans effective January 1, 2002.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

Subsequent to formation (and merger) of the Integris U.S. and Canadian pension and OPEB plans, the Company’s Board of Directors approved amendments to the existing pension and OPEB benefits for both U.S. and Canadian employees. These amendments essentially resulted in equal benefits being provided to all employees since the predecessor company plans had differing benefit formulas. For accounting purposes, these plan amendments have been treated as a component of prior service cost and will be included as a component of pension and OPEB expense in future periods. For the purposes of the Agreement, however, the change in the pension/OPEB obligation resulting from these amendments resulted in an adjustment to the Billiton Facility B as described further in the last paragraph of Note 6.

In addition, and in accordance with the terms of the Agreement, Alcoa agreed to contribute a fully funded pension obligation for the U.S. RASCO employees that were previously participants of the multi-employer Alcoa pension plans. As such, effective January 1, 2002, $21,843 of pension obligation and related pension assets of $23,944 were contributed by Alcoa to the newly formed U.S. Integris Pension Plan related to the U.S. RASCO employees.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

Actuarial valuations for the respective pension and OPEB plans are as of October 1 of each year. The benefit obligation, fair value of plan assets, funded status and actuarial assumption for the Integris plans based upon the October 1, 2003 and 2002, valuations are as follows:

2002 Plan Information

	U.S.		Canada
	Pension Benefits	OPEB	Pension Benefits	OPEB
Changes in benefit obligations
Benefit obligations at beginning of period	$88,204	$31,560	$29,410	$8,204
Service cost	3,730	1,555	790	90
Interest cost	8,433	2,503	1,910	444
Plan participants’ contributions	—	168	—	—
Plan amendments	3,309	(7,791)	—	—
Actuarial (gains) losses	8,819	5,915	(17)	(1,583)
Transfer from RASCO plan	21,843	7,778	—	—
Benefits paid	(2,741)	(1,219)	(2,404)	(296)
Effect of changes in exchange rate	—	—	933	185

Benefit obligations at end of period	131,597	40,469	30,622	7,044

Changes in plan assets
Fair value of plan assets at beginning of period	74,951	—	33,078	—
Actual return on plan assets	(5,848)	—	(2,424)	—
Transfer from RASCO plan	23,944	—	—	—
Employer contribution	159	1,051	98	296
Plan participants’ contributions	—	168	—	—
Benefits paid	(2,741)	(1,219)	(2,404)	(296)
Effect of changes in exchange rate	—	—	613	—

Fair value of plan assets at end of period	90,465	—	28,961	—

Funded status	(41,132)	(40,469)	(1,661)	(7,044)
Unrecognized net actuarial loss	28,426	6,233	7,448	—
Unrecognized prior service cost	3,151	(7,494)	—	(1,460)
Contributions after measurement date	43	291	—	—

Net amount recognized	$(9,512)	$(41,439)	$5,787	$(8,504)

Amounts recognized in the combined balance sheet consist of:
Accrued benefit liability	$(16,885)	$(41,439)	$5,787	$(8,504)
Intangible asset	3,700	—	—	—
Accumulated other comprehensive income	3,673	—	—	—

Net amount recognized	$(9,512)	$(41,439)	$5,787	$(8,504)

Weighted-average assumptions to determine the obligation at the end of the period
Discount rate	6.75%	6.75%	6.50%	6.50%
Expected return on plan assets	9.60%	—	8.00%	—
Rate of compensation increase	4.50%	4.50%	3.50%	3.50%

Weighted-average assumptions to determine cost
Discount rate	7.50%	7.50%	6.50%	6.50%
Expected return on plan assets	9.60%	—	8.00%	—
Rate of compensation increase	5.00%	5.00%	3.50%	3.50%

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

2003 Plan Information

	U.S.		Canada
	Pension Benefits	OPEB	Pension Benefits	OPEB
Changes in benefit obligations
Benefit obligations at beginning of period	$131,597	$40,469	$30,622	$7,044
Service cost	3,337	1,533	806	165
Interest cost	8,768	2,695	2,284	584
Plan participants’ contributions	—	231	—	—
Plan amendments	455	—	—	—
Actuarial (gains) losses	(2,300)	709	952	942
Assumption change	9,144	2,705	—	—
Benefits paid	(3,506)	(1,491)	(2,619)	(380)
Effect of changes in exchange rate	—	—	6,780	1,722

Benefit obligations at end of period	147,495	46,851	38,825	10,077

Changes in plan assets
Fair value of plan assets at beginning of period	90,465	—	28,961	—
Actual return on plan assets	13,102	—	4,273	—
Transfer from RASCO plan	—	—	—	—
Employer contribution	181	1,260	287	380
Plan participants’ contributions	—	231	—	—
Benefits paid	(3,506)	(1,491)	(2,619)	(380)
Effect of changes in exchange rate	—	—	6,207	—

Fair value of plan assets at end of period	100,242	—	37,109	—

Funded status	(47,253)	(46,851)	(1,716)	(10,077)
Unrecognized net actuarial loss	30,678	9,655	8,000	936
Unrecognized prior service cost	3,274	(6,899)	—	(826)
Contributions after measurement date	44	352	—	—

Net amount recognized	$(13,257)	$(43,743)	$6,284	$(9,967)

Amounts recognized in the combined balance sheet consist of:
Accrued benefit liability	$(28,521)	$(43,743)	$6,284	$(9,967)
Intangible asset	3,754	—	—	—
Accumulated other comprehensive income	11,510	—	—	—

Net amount recognized	$(13,257)	$(43,743)	$6,284	$(9,967)

Weighted-average assumptions to determine obligation at the end of the period
Discount rate	6.00%	6.00%	6.00%	6.00%
Expected return on plan assets	8.75%	—	7.00%	—
Rate of compensation increase	4.25%	4.25%	3.50%	3.50%

Weighted-average assumptions to determine cost
Discount rate	6.75%	6.75%	6.50%	6.50%
Expected return on plan assets	8.75%	—	8.00%	—
Rate of compensation increase	4.50%	4.50%	3.50%	3.50%

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

The aggregate projected benefit obligation, accumulated benefit obligation and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were as follows as of January 3, 2003 and January 2, 2004:

	January 3, 2003	January 2, 2004
Projected benefit obligation	$131,597	$147,496
Accumulated benefit obligation	105,990	128,807
Fair value of plan assets	90,465	100,242

Components of Net Periodic Benefit Costs—53-Week Period Ended January 3, 2003

	U.S.		Canada
	Pension Benefits	OPEB	Pension Benefits	OPEB
Service cost	$3,730	$1,555	$790	$90
Interest cost	8,433	2,503	1,910	444
Expected return on plan assets	(9,767)	—	(2,402)	—
Amortization of prior service cost	158	(297)	(41)	—
Recognized net actuarial loss	4	—	—	—
Special termination benefits	522	398	—	—

Net periodic benefit cost	$3,080	$4,159	$257	$534

Components of Net Periodic Benefit Costs—52-Week Period Ended January 2, 2004

	U.S.		Canada
	Pension Benefits	OPEB	Pension Benefits	OPEB
Service cost	$3,337	$1,533	$806	$165
Interest cost	8,768	2,695	2,284	584
Expected return on plan assets	(8,781)	—	(2,720)	—
Amortization of prior service cost	331	(595)	—	(826)
Recognized net actuarial loss	426	186	443	—

Net periodic benefit cost	$4,081	$3,819	$813	$(77)

For OPEB measurement purposes as of October 1, 2003 and 2002, a 12% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2003. The rate was assumed to decrease gradually to 5% for 2009 and remain at that level thereafter.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

Components of Net Periodic Benefit Costs for the 39-week periods ended October 3, 2003 and October 1, 2004, are as follows:

	(Unaudited)
	39-Week Period Ended October 3, 2003
	U.S.		Canada
	Pension Benefits	OPEB	Pension Benefits	OPEB
Service cost	$2,504	$1,151	$605	$125
Interest cost	6,576	2,022	1,713	438
Expected return on plan assets	(6,587)	—	(2,040)	—
Amortization of prior service cost	249	(447)	—	(620)
Recognized net actuarial loss	320	140	333	—

Net periodic benefit cost	$3,062	$2,866	$611	$(57)

	(Unaudited)
	39-Week Period Ended October 1, 2004
	U.S.		Canada
	Pension Benefits	OPEB	Pension Benefits	OPEB
Service cost	$3,138	$1,117	$632	$140
Interest cost	6,546	2,037	1,535	437
Expected return on plan assets	(6,623)	—	(1,809)	—
Amortization of prior service cost	282	(446)	—	(597)
Recognized net actuarial loss	1,131	222	359	—

Net periodic benefit cost	$4,474	$2,930	$717	$(20)

In June 2004, the Company contributed approximately $1.7 million and $0.4 million to its U.S. and Canadian pension plans, respectively. The Company has no plans to make any further contribution in the current fiscal year.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage-point change in assumed health care cost trend rates would have the following:

	U.S.		Canada
	1-Percentage Point Increase	1-Percentage Point Decrease	1-Percentage Point Increase	1-Percentage Point Decrease
Effect on total of service and interest cost components	$453	$(373)	$112	$(94)
Effect on the postretirement benefit obligation	5,103	(4,220)	1,132	(965)

The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”) introduces a prescription drug benefit under Medicare as well as a federal subsidy to sponsors of retiree health care benefit plans. The Company’s U.S. Postretirement Health Care Benefits plan offers prescription drug benefits. The Company adopted the effects of the Act in the fiscal third quarter of the 2004 fiscal year. The Company plan was

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

not amended in order to benefit from the new legislation and does not expect a significant impact on future benefit expenses or the future financial status of the plan. The impact of adopting the accounting requirements of the Act was not significant.

Plan Assets

The Company’s plan assets allocations for its U.S. defined benefit pension and postretirement health care benefits plans at January 2, 2004 and January 3, 2003, target allocation for fiscal year 2005 are as follows:

	2004 Target Asset Allocation Percentage	Percentage of Plan Assets
Asset Category		October 1, 2003	October 1, 2002
Domestic equity	32-70%	39.7%	42.4%
International equity	0-18%	15.5%	13.3%
Fixed income	30-50%	33.0%	38.6%
Cash and cash equivalents	0%	11.8%	5.7%

		100.0%	100.0%

The expected long-term rate of return is generally based on the pension plan’s asset mix, assumptions of equity returns based on historical long-term returns on asset categories, expectations for inflation, and estimates of the impact of active management of the assets.

The Company’s U.S. investment strategy and policies are designed to maximize the possibility of having sufficient funds to meet the long-term liabilities of the pension fund, while achieving a balance between the goals of growing the assets of the plan and keeping risk at a reasonable level. Current income is not a key goal of the plan. The asset allocation position reflects the ability and willingness to accept relatively more short-term variability in the performance of the pension plan portfolio in exchange for the expectation of a better funded status, better long-term returns and lower pension costs in the long run.

The plan prohibits investing in warrants and options, and engaging in short sales, margin transactions, and other specialized investment activities. The use of derivatives is also prohibited for the purpose of speculation or introducing leverage in the portfolio, circumventing the investment guidelines or taking risks that are inconsistent with the fund’s guidelines.

Cash Flows

The Company’s funding policy for the U.S. pension plan is to achieve a return on assets that meets the long-term funding requirements identified by the projections of the pension plan’s actuaries while simultaneously satisfying the fiduciary responsibilities prescribed by the Employee Retirement Income Security Act of 1974, as amended. The Company is not required to make any contributions to the U.S. pension plan in the fiscal year ended December 31, 2004.

Other Market Multi-Employer Benefit Plan Arrangements

The Company also participates in various multi-employer defined benefit pension plans that cover eligible employees covered by collective bargaining agreements. The Company made contributions related to these plans of $101, $583 and $522, respectively, for the period from November 1, 2001 through December 28, 2001, the 53-week period ended January 3, 2003 and the 52-week period ended January 2, 2004, respectively.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

Benefit Plan Information for the Period Ended December 31, 2001

Alcoa 2001 Multi-Employer Plans

As described above, prior to January 1, 2002, Alcoa maintained various multi-employer defined benefit pension plans that covered substantially all of RASCO’s U.S. employees. Plans covering salaried employees provided pension benefits based on a formula that considers length of service and earnings during years of service. Plans covering hourly employees generally provided a specific amount of benefits for each year of service. For purposes of the 2001 financial statements, the predecessor RASCO U.S. plans were accounted for as multi-employer plans as defined in SFAS No. 87, Employer’s Accounting for Pensions. Costs related to these multi-employer plans have been charged to the Company for the period ended December 28, 2001, based on the number of predecessor RASCO U.S. employees participating in the various plans on an average cost per employee. The Company’s pension expense for the two-month period ended December 31, 2001, related to predecessor RASCO U.S. employees was $492.

Alcoa also maintained other post-retirement benefit plans that provided most of predecessor RASCO’s U.S. retired employees with health care and life insurance benefits. For purposes of the 2001 financial statements, the predecessor RASCO U.S. plans were accounted for as multi-employer plans as defined by SFAS No. 106, Employer’s Accounting for Postretirement Benefits Other than Pensions. Costs related to these Alcoa plans have been charged to the Company for the period ended December 28, 2001, based on the number of predecessor U.S. RASCO employees participating in the various plans on an average cost per employee.

The Company recognized an unfunded post-retirement benefit obligation of $7,778 at December 28, 2001, related to the predecessor RASCO multi-employer OPEB plan. These amounts were calculated assuming a discount rate of 7%. The plan is unfunded.

For measurement purposes, a 10% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2001 and future years.

2001 Funded Status of Predecessor Plans

The Company’s pension and OPEB plans, which are specific to the respective predecessor businesses account for such liabilities using actuarial methodologies. The actuarial valuations for the respective pension and OPEB plans are as of October 31, 2001. The benefit obligation, fair value of plan assets, funded status and actuarial assumption for these plans based upon the October 31, 2001, valuation are as follows:

	Predecessor NAMD U.S.		Predecessor NAMD Canada		Predecessor RASCO Canada
	Pension Benefit	OPEB	Pension Benefit	OPEB	Pension Benefit	OPEB
Benefit obligation	$88,204	$31,560	$27,746	$8,045	$1,664	$159
Fair value of plan assets	74,951	—	32,573	—	505	—

Funded status	(13,253)	(31,560)	4,827	(8,045)	(1,159)	(159)

Unrecognized net actuarial loss	6,802	909	2,579	—	55	—

Net amount recognized at December 28, 2001	$(6,451)	$(30,651)	$7,406	$(8,045)	$(1,104)	$(159)

Net periodic benefit cost for the period ended December 28, 2001	$259	$579	$17	$124	$22	$2

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

	Predecessor NAMD U.S.		Predecessor NAMD Canada		Predecessor RASCO Canada
	Pension Benefit	OPEB	Pension Benefit	OPEB	Pension Benefit	OPEB
Weighted-average assumptions at October 31, 2001
Discount rate	7.5%	7.5%	6.5%	6.5%	6.0%	7.0%
Expected return on plan assets	9.6%	—	8.0%	—	6.0%	—
Rate of compensation increase	5.0%	5.0%	3.5%	3.5%	3.7%	—

For measurement purposes, a 10% annual rate of increase in the per capita cost of covered health care benefit was assumed for 2001. The rate was assumed to decrease gradually to 5% for 2007 and remain at that level thereafter.

12. Employee 401(k) Savings Plan

Prior to July 1, 2002, the Company’s U.S. predecessor entities (VMG for the NAMD Businesses and RASCO U.S. including Permamet) provided separate 401(k) savings plans for substantially all U.S. predecessor employees. Predecessor employee contributions of up to 6% of eligible compensation were matched 66.67% by the VMG plan and predecessor employee contributions of up to 6% of eligible compensation were matched up to 50% by the RASCO U.S. plans. The Company’s combined matching contributions under both plans amounted to $570 and $1,008 for the period from November 1, 2001 through December 28, 2001 and for the period from December 29, 2001 through June 30, 2002, respectively.

Effective July 1, 2002, the respective U.S. predecessor company plans were merged and all U.S. employees began participating in the Integris Metals, Inc. 401(k) savings plan (the “Integris Plan”). Those employees eligible for early retirement as of June 30, 2002, and those within one year of becoming eligible are considered grandfathered and will continue to earn the 401(k) savings plan benefits that were in effect prior to the creation of the Integris Plan. Employees are allowed to participate in the 401(k) savings plan following 30 days of employment. Employee contributions are matched based on employee savings rates, employee contributions from 1% to 3% are matched 100% by the Company, employee contributions from 4% to 5% are matched 50% by the Company, and employee contributions from 6% to 9% are matched 25% by the Company. The Company’s matching contributions under the merged plan amounted to $1,296 from July 1, 2002 through January 3, 2003, and $2,800 during the 52-week period ended January 2, 2004.

13. Long-term Incentive Compensation Plan

During the 53-week period ended January 3, 2003, the Company adopted the 2002 Phantom Stock Option Plan (the “Plan”) for executive officers and key employees of the Company and its subsidiaries. The total number of phantom stock options that may be granted to employees under the Plan is 50 million. The Plan will automatically terminate on January 1, 2012. The phantom stock options provide the holder the opportunity to a cash award based upon future increases in a calculated value of the Company, as defined, further adjusted for certain performance goals. These awards vest over a four-year period with 50% vesting after year two and 25% vesting in each of the next two years. No awards were issued under this plan during the 53-week period ended January 3, 2003. During the 52-week period ended January 2, 2004, the Company’s Board of Directors authorized the issuance of approximately 1.5 million of such phantom stock options. None of the performance criteria had been met as of January 2, 2004, and as such, no compensation cost was recognized in the period ended January 2, 2004, in connection with the issuance of these phantom stock options. Subsequent to January 2, 2004, the Company’s Board of Directors authorized the issuance of 800,000 additional phantom stock units.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

At October 1, 2004, the Company anticipates that certain performance goals will be met by the end of the current fiscal year. As such, the Company recorded approximately $4,200 of expense in the 39-week period ended October 1, 2004, related to these phantom stock awards.

14. Contingent Liabilities and Indemnification of Certain Claims

The Company is subject to various claims and actions including those pertaining to environmental laws and regulations, product liability, and health and safety matters arising in the ordinary course of business. Management believes, however, that the disposition of such claims and actions, either individually or in the aggregate, are not expected to have a material adverse effect on the Company’s financial position. No assurances can be given, however, that the disposition of one or more of such claims or actions in a particular reporting period will not be material in relation to the reported results for such period.

During 2002, Alcoa became aware of claims related to RASCO’s sale of certain allegedly defective aluminum products to maritime customers for use in the construction of ships prior to the formation of the Company, and the Company’s subsequent sale of such products after formation of the Company. In connection with the Company’s formation as described in Note 1, Alcoa has agreed to provide the Company with defense and indemnity to legal matters and claims associated with this matter for shipments prior to November 1, 2001. Based on the percentage of product purchased and shipped after November 1, 2001, the Company has recorded a $250 liability at January 2, 2004, related to its exposure. All other claims for product sold prior to November 1, 2001, are the responsibility of Alcoa.

15. Related Party Transactions

Alcoa is a supplier of aluminum products to the Company. During the period from November 1, 2001 through December 28, 2001, the 53-week period ended January 3, 2003, the 52-week period ended January 2, 2004, and the 39-week period ended October 1, 2004 (unaudited), the Company purchased from Alcoa $10,700, $172,125, $181,074, and $187,752, respectively, of aluminum products.

In connection with its formation, the Company entered into a Master Transition Services Agreement with Alcoa whereby Alcoa agreed to provide certain transition services to the Company for a fee to be calculated monthly. This agreement expired during 2003. The services related to this agreement primarily related to, but were not limited to (i) the provision of RASCO manufacturing and administrative personnel until such employees were legally transferred to the Company’s payroll on January 1, 2002, (ii) administrative services and expenses such as cash management, accounts receivable, accounts payable, and human resources, postage, telephone and facility rental, and (iii) information technology usage and support.

Total charges by Alcoa to the Company under this agreement for the period from November 1, 2001 through December 28, 2001, the 53-week period ended January 3, 2003, and the 52-week period ended January 2, 2004, were $2,683, $7,139 and $400, respectively. At January 3, 2003 and January 2, 2004, net amounts collectively due to/from Alcoa under all these arrangements are shown separately on the accompanying Consolidated Balance Sheets. See also Note 6 for a description of related party debt arrangements.

In addition, commencing in 2004 the Company began paying BHP Billiton for certain consulting and other employee related services. Total expenses related to these arrangements were $473 for the 39-week period ended October 1, 2004.

Integris Metals, Inc. and Subsidiary

Notes to Consolidated Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

16. Geographic and Product Information

The operations of the Company are comprised as follows:

	Period From November 1, 2001 Through December 28, 2001	53-Week Period Ended January 3, 2003	52-Week Period Ended January 2, 2004	39-Week Period Ended October 3, 2003	39-Week Period Ended October 1, 2004
				(unaudited)	(unaudited)
Net sales to customers
U.S.	$182,162	$1,281,894	$1,226,784	$928,534	$1,261,052
Canada	38,886	238,438	267,304	203,773	230,428

Total net sales	$221,048	$1,520,332	$1,494,088	$1,132,307	$1,491,480

	January 3, 2003	January 2, 2004	October 1, 2004
			(unaudited)
Tangible long-lived assets
U.S.	$155,346	$143,304	$137,627
Canada	15,676	17,865	17,478

Total tangible long-lived assets	$171,022	$161,169	$155,105

The following presents the percentage of sales by product line for the periods indicated:

	Period From November 1, 2001 Through December 28, 2001	53-Week Period Ended January 3, 2003	52-Week Period Ended January 2, 2004	39-Week Period Ended October 3, 2003	39-Week Period Ended October 1, 2004
Category				(unaudited)	(unaudited)
Aluminum	43%	44%	42%	43%	41%
Stainless steel	43	41	43	43	46
Carbon steel	10	5	5	4	4
Other	4	10	10	10	9

	100%	100%	100%	100%	100%

17. Subsequent Event

On April 22, 2004, the Company’s Board of Directors authorized the filing of a registration statement with the Securities and Exchange Commission that would permit the Company to sell shares of the Company’s common stock in connection with a proposed initial public offering. In connection with the proposed initial public offering, a process was begun to incorporate a Delaware holding company. Upon the completion of this process, the Company will be a wholly owned subsidiary of Integris Metals Corporation, a Delaware Corporation. On August 20, 2004 the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission. The registration process was subsequently cancelled and on October 26, 2004, the shareholders entered into a definitive agreement to sell all of the capital stock of the Company.

Report of Independent Auditors

To the Management of

NAMD Inc.

In our opinion, the accompanying combined balance sheet and related combined statements of operations and comprehensive income (loss), of changes in parent company investment and of cash flows present fairly, in all material respects, the combined financial position of The Metals Distribution Businesses of NAMD Inc.—Successor Entity (the NAMD Businesses Successor Entity) at October 31, 2001, and the combined results of their operations and their cash flows for the four-month period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the NAMD Businesses Successor Entity’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/S/    PRICEWATERHOUSECOOPERS LLP

        PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 17, 2002, except for Note 8 and Note 9,

For which the date is July 28, 2004

Report of Independent Auditors

To the Management of

NAMD Inc.

In our opinion, the accompanying combined statements of operations and comprehensive income (loss), of changes in parent company investment and of cash flows present fairly, in all material respects, the combined results of operations and cash flows of The Metals Distribution Businesses of NAMD Inc.—Predecessor Entity (the NAMD Businesses Predecessor Entity) for the six-month period ended June 30, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the NAMD Businesses Predecessor Entity’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/S/    PRICEWATERHOUSECOOPERS LLP

        PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 17, 2002, except for Note 8 and Note 9,

For which the date is July 28, 2004

The Metals Distribution Businesses of NAMD Inc.

Combined Balance Sheet

(dollars in thousands)	October 31, 2001
Assets
Current assets
Cash and cash equivalents	$16,669
Trade receivables, net of allowance for doubtful accounts of $3,304	115,072
Inventories	174,881
Income taxes receivable	2,392
Deferred income taxes	7,929
Prepaid expenses and other current assets	3,109

Total current assets	320,052

Property, plant and equipment, net	109,357
Goodwill, net	44,990
Other assets	33

Total assets	$474,432

Liabilities and Parent Company Investment
Current liabilities
Accounts payable	$54,392
Accrued expenses	13,159
Current portion of long-term debt due to Billiton (RA) Limited	145,797

Total current liabilities	213,348

Accrued pension and postretirement obligations	37,266
Long-term debt due to Billiton (RA) Limited, less current portion	60,000
Other liabilities	7,856

Total liabilities	318,470

Commitments
Parent company investment	155,962

Total liabilities and parent company investment	$474,432

The accompanying notes are an integral part of the combined financial statements.

The Metals Distribution Businesses of NAMD Inc.

Combined Statement of Operations and Comprehensive Income (Loss)

	Predecessor	Successor
	For the Six-Month Period Ended June 30, 2001	For the Four-Month Period Ended October 31, 2001
(dollars in thousands)
Net sales	$533,478	$317,633
Cost of sales	449,774	268,473

Gross profit	83,704	49,160
Selling, administrative and other expenses	70,313	42,539

Operating income	13,391	6,621

Other income (expense), net
Interest expense	(8,711)	(3,971)
Other	447	(3,910)

Income (loss) before income taxes	5,127	(1,260)

Income taxes	(3,993)	(1,760)

Net income (loss)	1,134	(3,020)

Other comprehensive income (loss)
Foreign currency translation adjustments	263	(2,303)

Comprehensive income (loss)	$1,397	$(5,323)

The accompanying notes are an integral part of the combined financial statements.

The Metals Distribution Businesses of NAMD Inc.

Combined Statement of Cash Flows

	Predecessor	Successor
	For the Six-Month Period Ended June 30, 2001	For the Four-Month Period Ended October 31, 2001
(dollars in thousands)
Cash flows from operating activities
Net income (loss)	$1,134	$(3,020)
Adjustments to reconcile net income (loss) to net cash provided by operating activities, excluding impact of acquisition
Depreciation and amortization	5,202	3,751
Deferred income tax benefit	(3,670)	(2,082)
Provision for doubtful trade receivables	628	384
(Gain) loss on disposal of fixed assets	(1,771)	3
Effects on cash flows from changes in working capital
Accounts receivable	26	9,850
Inventories	30,250	11,315
Prepaid and other current assets	(641)	(1,300)
Accounts payable and accrued expenses	(5,960)	(5,070)
Accrued pension and post-retirement obligations	3,689	970
Other liabilities	(633)	661

Net cash provided by operating activities	28,254	15,462

Cash flows from investing activities
Purchase of property, plant and equipment, net	(5,295)	(2,687)
Proceeds from sale of property, plant and equipment	2,020

Net cash used in investing activities	(3,275)	(2,687)

Cash flows from financing activities
Net increase (decrease) in amounts due affiliate	2,019	(14,557)
Net cash activity with NAMD, Inc.	(18,126)	5,181

Net cash used in financing activities	(16,107)	(9,376)

Effect of exchange rate changes on cash	596	(1,826)

Net change in cash and cash equivalents	9,468	1,573

Cash and cash equivalents
Beginning of period	5,628	15,096

End of period	$15,096	$16,669

Supplemental disclosures of cash flow information
Cash paid for interest	$10,105	$5,201
Cash paid for income taxes	6,770	3,144

The accompanying notes are an integral part of the combined financial statements.

The Metals Distribution Businesses of NAMD Inc.

Combined Statements of Changes in Parent Company Investment

(dollars in thousands)	Total
Parent company investment at December 31, 2000	$155,128

Net income	1,134
Foreign currency translation adjustments	263
Net cash and financing activity with NAMD Inc.	(18,126)

Parent company investment at June 30, 2001, Predecessor Entity	$138,399

Parent company investment at July 1, 2001, Successor Entity	$144,204

Net loss	(3,020)
Foreign currency translation adjustments	(2,303)
Net cash and financing activity with NAMD Inc.	17,081

Parent company investment at October 31, 2001	$155,962

The accompanying notes are an integral part of the combined financial statements.

The Metals Distribution Businesses of NAMD Inc.

Notes to Combined Financial Statements

(dollars in thousands, unless otherwise noted)

1. Business Description and Basis of Presentation

The Metals Distribution Businesses of NAMD Inc. (the “NAMD Businesses”) specialize primarily in stainless steel and aluminum, further processed to customer specifications, and delivered to customers across North America. The NAMD Businesses have more than 50 distribution and/or processing facilities throughout the U.S. and Canada.

The NAMD Businesses consist of metals distribution operations in the U.S. and Canada. Each of the NAMD Businesses’ U.S. and Canadian operations are part of the NAMD Inc. (the “Parent Company”) consolidated group, but were operated autonomously as two separate entities (Vincent Metal Goods (“VMG”) in the U.S. and Atlas Ideal Metals (“AIM”) in Canada). VMG in the U.S. is a division of NAMD Inc. and AIM in Canada is a wholly owned subsidiary of NAMD Inc. In addition, NAMD Inc. also owned 100% of numerous mining subsidiaries operated within the U.S. In connection with the preparation of these financial statements, the assets and liabilities of VMG have been combined with the assets and liabilities of AIM.

Effective November 11, 2001, NAMD Inc. contributed its metals distribution businesses (the “NAMD Businesses”) to a newly formed joint venture (“Integris Metals, Inc.”) in exchange for a 50% interest and Alcoa, Inc. (a Delaware Corporation) contributed its metals distribution business for the remaining 50% interest.

Initial October 2000 Acquisition

NAMD Inc. is a wholly owned subsidiary of Billiton Investments Ireland Ltd. (a wholly owned subsidiary of Billiton Plc.). Prior to October 6, 2000, NAMD Inc. was a wholly owned subsidiary of Rio Algom Limited (“RAL”) (a Canadian corporation). On October 6, 2000, RAL was acquired by Billiton Plc (“Billiton”). Accordingly, the parent company investment in the NAMD Businesses as of December 31, 2000, reflected in the accompanying Statements of Changes in Parent Company Investment reflects the carve out accounting described above, as well as the effects of the push down of the purchase accounting related to the proportionate consideration allocated to the NAMD Businesses in connection with the October 2000 acquisition.

Subsequent June 30, 2001 Acquisition

Effective June 30, 2001, Billiton entered into a merger agreement with BHP Ltd. (an Australian corporation) (“BHP”). For accounting purposes in the U.S., this merger was treated as a purchase of Billiton by BHP (the “June 2001 acquisition”). Accordingly, the accompanying combined financial statements as of October 31, 2001, and the four-month period then ended reflect the effects of the push down of the purchase accounting related to the NAMD Businesses in connection with the June 2001 acquisition.

The allocated purchase price to the net assets acquired as of the acquisition date in accordance with the purchase method of accounting is as follows:

Current assets	$332,341
Property, plant and equipment	110,249
Deferred income taxes	5,847
Goodwill	45,754
Current liabilities	(73,289)
Accrued pension and postretirement benefits	(36,348)
Long-term debt	(234,796)
Other liabilities	(5,554)

$144,204

The Metals Distribution Businesses of NAMD Inc.

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

The allocation to the tangible assets acquired and liabilities assumed was on the basis of their estimated fair values. The excess over the estimated fair value of the tangible net assets acquired ($45.8 million) has preliminarily been allocated to goodwill with a 20-year useful life. Management is in the process of obtaining appropriate valuations of identifiable intangible assets acquired (primarily customer relationships), and the applicable useful lives, and will finalize the preliminary purchase price allocation when those valuations are completed. Management believes the 20-year life assumed in the preliminary allocation will approximate the weighted average lives of all intangible assets upon finalization of the allocation.

Effective January 1, 2002, the NAMD Businesses will cease amortization of residual goodwill and intangible assets with indefinite lives in connection with the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142 (see “New Accounting Pronouncements” in Note 2), the effects of which will increase pre-tax income on an annual basis by approximately $2.1 million based upon the preliminary purchase price allocation described above.

In connection with the push down of the purchase accounting of the June 2001 acquisition, the accompanying Combined Statement of Operations and Comprehensive Income (Loss) reflects the operations of the NAMD Businesses Predecessor for the six-month period ended June 30, 2001, acquisition and the Successor for the four-month period ended October 31, 2001.

Corporate Charges

Charges by the parent company to NAMD are based on costs that directly relate to NAMD or a percentage allocation of the total cost for the service provided. These services generally include legal, treasury, human resource and risk management services. Management believes that the allocation methods are reasonable. Management further believes these expenses to be reflective of same on a stand-alone basis.

2. Summary of Significant Accounting Policies

Basis of Financial Statements

The accompanying combined financial statements include the accounts of the metals distribution businesses of NAMD Inc. comprising the U.S. VMG business combined with the Canada AIM business. All significant intercompany accounts and transactions have been eliminated in the combination.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The NAMD Businesses recognize revenue from product sales (including amounts billed for shipping and handling) when ownership and risk of loss passes to the customer, which is upon shipment. The NAMD Businesses record estimated discounts and rebates in the same period revenue is recognized based on historical experience.

The Metals Distribution Businesses of NAMD Inc.

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

Cash and Cash Equivalents

Cash equivalents are highly liquid short-term investments that are readily convertible to known amounts of cash and have original maturities of three months or less at date of purchase.

Inventories

Product inventories primarily consist of aluminum, stainless steel and other metal products for resale. Certain additional incremental processing costs are incurred as a result of cutting to length based on customer specifications. All product inventories are considered finished goods. Product inventories are valued at the lower of cost with cost determined on the last-in, first-out (“LIFO”) method or market based upon replacement cost. Materials and supplies inventories are carried at the lower of average cost or market. At October 31, 2001, the LIFO cost of product inventories exceeded the replacement cost of such inventories.

Property, Plant and Equipment

Property, plant and equipment are stated at cost (based on the June 2001 acquisition described in Note 1). Depreciation and amortization are provided by charges to operations using the straight-line method over the estimated useful lives of the assets set forth below:

Land improvements	20 years
Buildings	40 years
Building improvements	20 to 40 years
Leasehold improvements	Term of lease
Machinery and equipment	5 to 12 years
Major processing equipment	12 to 18 years

Maintenance and repairs are charged to operations as incurred and additions or improvements are capitalized. When assets are sold, retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation or amortization are removed from the respective accounts and any gains or losses are included in operations.

Shipping and Handling Fees and Costs

The Company classifies shipping and handling fees and costs as a component of selling, administrative and other expenses on the Combined Statement of Operations and Comprehensive Income (Loss). Total shipping and handling fees and costs for the six months ended June 30, 2001 and for the four months ended October 31, 2001, were $7,389 and $5,742, respectively.

Goodwill

The excess of cost over net assets of businesses acquired is charged against earnings over a period of 20 years. The recoverability of unamortized goodwill assets is assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to the recorded unamortized cost (see however the description of SFAS No. 142 under “New Accounting Pronouncements” below).

Foreign Currency Translation

For Canadian operations, the functional currency is the Canadian dollar. Assets and liabilities of these operations are translated into U.S. dollars at the exchange rate in effect at year-end. Income statement accounts

The Metals Distribution Businesses of NAMD Inc.

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included as other comprehensive income (loss). Realized gains and losses from Canadian currency transactions are included in net income (loss) for the period.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to gains and losses that, under accounting principles generally accepted in the United States of America, are excluded from net income as these amounts are recorded directly as an adjustment to equity as a component of accumulated other comprehensive income. The NAMD Businesses’ accumulated other comprehensive income (loss) is comprised of the translation into U.S. dollars of the financial statements of its Canadian operations. The NAMD Businesses do not utilize any derivative financial instruments, the fair value of which would also be included as a component of accumulated other comprehensive income.

Income Taxes

Historically, VMG’s results of U.S. operations have been included in the consolidated U.S. federal income tax return of NAMD Inc. AIM’s results of operations in Canada were included in a separate tax return in Canada. The income tax expense and other tax related information as it relates to the U.S. operations has been calculated as if VMG had not been eligible to be included in the consolidated tax returns of NAMD Inc. (i.e., on a “separate return” basis).

The NAMD Businesses recognize an asset or liability for the deferred tax consequences of temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided, as necessary.

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets.

The most significant changes made by SFAS No. 141 are: 1) requiring that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and 2) establishing specific criteria for the recognition of intangible assets separately from goodwill.

SFAS No. 142 primarily addresses the accounting for acquired goodwill and intangible assets (i.e., the post-acquisition accounting). The provisions of SFAS No. 142 will be effective for the NAMD Businesses beginning in 2002. The most significant changes made by SFAS No. 142 are: 1) goodwill and indefinite-lived intangible assets will no longer be amortized; 2) goodwill and indefinite-lived intangible assets will be tested for impairment at least annually; and 3) the amortization period of intangible assets with finite lives will no longer be limited to forty years.

Effective January 1, 2001 the NAMD Businesses adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. This standard requires that all derivative instruments be recorded, at fair value, on the balance sheet. The adoption of this SFAS did not have an impact on the financial statements.

The Metals Distribution Businesses of NAMD Inc.

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

In December 2003, the FASB issued SFAS No. 132R, Employers’ Disclosures about Pensions and Other Postretirement Benefits. This statement requires additional disclosures to be made by employers regarding pensions and other postretirement benefit plans, but does not change the measurement or recognition of those plans. Under this Statement, the disclosure provisions regarding foreign plans and estimated future benefit payments are effective for fiscal years ending after December 15, 2003, and interim periods beginning after December 15, 2003. The disclosure provisions of this Statement for the U.S. plans have been included in Note 8.

3. Supplemental Balance Sheet Information

Property, Plant and Equipment, Net

Property, plant and equipment, net at October 31, 2001, included the following components:

Land and improvements	$22,148
Buildings and leasehold improvements	52,681
Machinery and equipment	33,765
Construction in progress	3,688

Total cost	112,282

Less: Accumulated depreciation and amortization	(2,925)

$109,357

Depreciation expense for the six-month period ended June 30, 2001, was $4,274 and the four-month period ended October 31, 2001, was $2,987.

Goodwill, Net

Goodwill, net at October 31, 2001, was comprised of the following:

Goodwill	$45,754
Less: Accumulated amortization	(764)

$44,990

Goodwill amortization expense recorded for the six-month period ended June 30, 2001, was $928 which reflected the amortization of the goodwill generated in the initial October 2000 acquisition and the expense recorded for the four-month period ended October 31, 2001, was $764 which reflected amortization of the goodwill resulting from the June 30, 2001, acquisition.

Accrued Expenses

Accrued expenses at October 31, 2001, were as follows:

Payroll	$4,857
Vacation	3,179
Real estate taxes	2,090
Other	3,033

$13,159

The Metals Distribution Businesses of NAMD Inc.

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

4. Debt Due Billiton (RA) Limited

At October 31, 2001, debt obligations due to Billiton (RA) Limited were as follows:

Billiton Loan I, due December 31, 2005	$51,886
Billiton Loan II, due March 31, 2005	99,735
Loan agreement with Billiton, due November 30, 2009	2,907
Grid note with Billiton, due on demand	2,049
AIM debt facility payable to Billiton, due January 7, 2008	49,220

Total notes payable	205,797

Less: Current portion	(145,797)

Total long-term debt, less current portion	$60,000

In connection with the joint venture formation described in Note 1, all of the amounts due to Billiton set forth above were refinanced into a Billiton A facility ($145,797) and a Billiton B facility ($60,000). In accordance with the terms of the Joint Venture Contribution Agreement, the Billiton A facility is due June 30, 2002, therefore amounts due under the Billiton A facility have been classified as current portion of long-term debt.

The Billiton A facility accrues interest at the three-month LIBOR plus 1.5% with interest payments due quarterly and the Billiton B facility accrues interest at an annual rate of LIBOR plus 1% with interest payments due quarterly. The Billiton B facility is due June 30, 2003. At October 31, 2001, the LIBOR was 2.2%.

5. Parent Company Investment

The parent company investment in the NAMD Businesses is presented as the equity component of the accompanying combined balance sheet since the combined NAMD Businesses are not a separate legal entity within the NAMD Inc. consolidated group. Certain cash flows generated by the NAMD Businesses’ VMG operations were used by NAMD Inc. to fund the operations of other entities within the consolidated NAMD group as well as other general corporate purposes. These cash transactions have been reported as net cash and financing activity with NAMD Inc. in the accompanying Combined Statements of Changes in Parent Company Investment and include the following:

	For the Six-Month Period Ended June 30, 2001	For the Four-Month Period Ended October 31, 2001
Net cash (advances to) proceeds from NAMD Inc.	$(18,126)	$5,181
Noncash transfer to NAMD Inc. of certain debt due to Billiton Plc	—	11,900

	$(18,126)	$17,081

On October 22, 2001, NAMD Inc. was reorganized. In connection with this reorganization, the NAMD Businesses received approximately $15.0 million of cash from NAMD Inc. (included above as a component of net cash proceeds) and also transferred $11.9 million of debt (due to Billiton) to NAMD Inc.

6. Income Taxes

As described in Note 1, the VMG operations in the U.S. were part of the U.S. operations of NAMD Inc. NAMD Inc. filed a consolidated income tax return in the U.S. The income tax information presented below for

The Metals Distribution Businesses of NAMD Inc.

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

the U.S. reflects VMG operations on a “separate return” basis. AIM in Canada files a separate income tax return for Canadian purposes. As described below, no tax benefits for AIM’s operating losses have been recorded for either period presented.

Income (loss) before income taxes consisted of:

	For the Six-Month Period Ended June 30, 2001	For the Four-Month Period Ended October 31, 2001
United States	$8,684	$3,328
Canada	(3,557)	(4,588)

	$5,127	$(1,260)

The provision for income taxes consisted of:

	For the Six-Month Period Ended June 30, 2001	For the Four-Month Period Ended October 31, 2001
Current provision
U.S. Federal and state	$7,663	$3,842
Canada	—	—

Current provision	7,663	3,842

Deferred benefit
U.S. Federal and state	(3,670)	(2,082)
Canada	—	—

Deferred benefit	(3,670)	(2,082)

Provision for income taxes	$3,993	$1,760

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income (loss) before income taxes. The items causing this difference are as follows:

	For the Six-Month Period Ended June 30, 2001	For the Four-Month Period Ended October 31, 2001
Tax expense (benefit) at U.S. statutory rate	$1,794	$(441)
Valuation allowance for Canadian net deferred tax assets	1,246	1,606
State income taxes	424	201
Nondeductible expenses and other	529	394

Tax expense as reported	$3,993	$1,760

The Metals Distribution Businesses of NAMD Inc.

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities at October 31, 2001, are as follows:

October 31, 2001
Deferred income tax assets
Accounts receivable	$1,108
Inventories	6,174
Accrued expenses	1,739
Accrued pension and postretirement obligations	15,815
Canadian net operating loss carryforwards	2,915
Other	109

Total gross deferred income tax assets	27,860
Less: Valuation allowance for Canadian deferred tax assets	(3,890)

Net deferred income tax assets	23,970

Deferred income tax liabilities
Property, plant and equipment	(16,041)

Total gross deferred income tax liabilities	(16,041)

Net deferred income tax assets	$7,929

A valuation allowance as of December 31, 2001, has been provided against deferred tax assets related to the Canadian net operating loss carryforwards as well as other Canadian net deferred tax assets because it is more likely than not these tax benefits will not be realized based on uncertainty as to the ability of the Canadian operations to generate future taxable income. At October 31, 2001, Canadian net operating loss carryforwards of approximately $3.7 million existed and will begin to expire in 2007.

7. Lease Commitments

The NAMD Businesses are party to numerous lease agreements in both the U.S. and Canada related to buildings, vehicles and office equipment leases. These leases have remaining terms ending through 2007 and are all accounted for as operating leases. The following are the minimum lease payments in each of the periods indicated based on operating leases in effect at October 31, 2001:

For the Period
November 1, 2001 to December 31, 2001	$991

For the Years Ended
2002	$5,211
2003	4,209
2004	3,067
2005	2,110
2006	1,819
Thereafter	4,895

Total minimum lease payments	$22,302

Rental expense for all operating leases charged against earnings for the six-month period ended June 30, 2001, was $3,210, and the rental expense charged against earnings for the four-month period ended October 31, 2001, was $1,822.

The Metals Distribution Businesses of NAMD Inc.

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

8. Employee Benefit Plans

The NAMD Businesses have noncontributory defined benefit pension plans (defined benefit plans), which provide retirement benefits for the majority of its employees in both the U.S. and Canada. The U.S. plans were specific to the U.S. VMG operations. The Canadian plan was specific to the Canadian AIM operations. The NAMD Businesses also have plans which provide health care and life insurance benefits for substantially all of its retirees in the U.S. (other post employment benefits or OPEB).

The following tables set forth the components of the changes in benefit obligations and fair value of plan assets during the six-month period ended June 30, 2001 and the four-month period ended October 31, 2001, as well as the funded status and amounts both recognized and not recognized in the balance sheet at October 31, 2001:

	Six-Month Period Ended June 30, 2001				Four-Month Period Ended October 31, 2001
	U.S.		Canada		U.S.		Canada
	Pension Benefits	OPEB	Pension Benefits	OPEB	Pension Benefits	OPEB	Pension Benefits	OPEB
Changes in benefit obligations
Benefit obligations at beginning of period	$78,072	$27,923	$28,356	$8,029	$83,034	$29,343	$28,673	$8,256
Service cost	1,415	696	382	113	943	464	252	74
Interest cost	2,920	1,041	918	263	1,946	694	591	171
Plan participants’ contributions	—	77	—	—	—	51	—	—
Actuarial (gains) or losses	1,952	31	—	—	3,211	1,330	(1,246)	(360)
Benefits paid	(1,325)	(425)	(983)	(149)	(930)	(324)	(524)	(96)

Benefit obligations at end of period	83,034	29,343	28,673	8,256	88,204	31,558	27,746	8,045

Changes in plan assets
Fair value of plan assets at beginning of period	77,197	—	37,202	—	77,272	—	36,373	—
Actual return on plan assets	1,313	—	302	—	(1,449)	—	(4,895)	—
Employer contribution	87	348	(148)	149	58	273	—	96
Plan participants’ contributions	—	77	—	—	—	51	—	—
Benefits paid	(1,325)	(425)	(983)	(149)	(930)	(324)	(619)	(96)

Fair value of plan assets at end of period	77,272	—	36,373	—	74,951	—	30,859	—

Funded status	(5,762)	(29,343)	7,700	(8,256)	(13,253)	(31,558)	3,113	(8,045)
Unrecognized net actuarial loss	—	—	107	—	7,032	1,330	4,293	—

Net amount recognized	$(5,762)	$(29,343)	$7,807	$(8,256)	$(6,221)	$(30,228)	$7,406	$(8,045)

Amounts recognized in the combined balance sheet consist of
Prepaid benefit cost	$1,357	$—	$7,807	$—	$1,378	$—	$7,406	$—
Accrued benefit liability	(7,119)	(29,343)	—	(8,256)	(7,599)	(30,228)	—	(8,045)

Net amount recognized	$(5,762)	$(29,343)	$7,807	$(8,256)	$(6,221)	$(30,228)	$7,406	$(8,045)

The Metals Distribution Businesses of NAMD Inc.

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

	Six-Month Period Ended June 30, 2001				Four-Month Period Ended October 31, 2001
	U.S.		Canada		U.S.		Canada
	Pension Benefits	OPEB	Pension Benefits	OPEB	Pension Benefits	OPEB	Pension Benefits	OPEB
Weighted-average assumptions to determine obligation at the end of the period
Discount rate	7.75%	7.75%	6.50%	6.50%	7.50%	7.50%	6.50%	6.50%
Expected return on plan assets	9.60%	—	8.00%	—	9.60%	—	8.00%	—
Rate of compensation increase	5.00%	5.00%	3.50%	3.50%	5.00%	5.00%	3.50%	3.50%

Weighted-average assumptions to determine cost
Discount rate	7.75%	7.75%	6.50%	6.50%	7.50%	7.50%	6.50%	6.50%
Expected return on plan assets	9.60%	—	8.00%	—	9.60%	—	8.00%	—
Rate of compensation increase	5.00%	5.00%	3.50%	3.50%	5.00%	5.00%	3.50%	3.50%

The net pension and OPEB amounts recognized as of June 30, 2001, do not include any unrecognized amounts since these obligations were revalued in connection with the June 2001 acquisition accounting. For OPEB measurement purposes as of June 30, 2001, a 7.8% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2001. The rate was assumed to decrease gradually to 5.5% for 2007 and remain at that level thereafter. For OPEB measurement purposes as of October 31, 2001, a 10.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2002. The rate was assumed to decrease gradually to 5.0% for 2007 and remain at that level thereafter.

	Six-Month Period Ended June 30, 2001				Four-Month Period Ended October 31, 2001
	U.S.		Canada		U.S.		Canada
	Pension Benefits	OPEB	Pension Benefits	OPEB	Pension Benefits	OPEB	Pension Benefits	OPEB
Components of net periodic benefit cost
Service cost	$1,415	$696	$382	$113	$943	$464	$252	$74
Interest cost	2,920	1,041	918	263	1,946	694	591	171
Expected return on plan assets	(3,558)	—	(1,466)	—	(2,372)	—	(877)	—

Net periodic benefit cost	$777	$1,737	$(166)	$376	$517	$1,158	$(34)	$245

Assumed health care cost trend rates have a significant effect on the amounts reported for the OPEB plan. A one-percentage-point change in assumed health care cost trend rates would have the following effects on an annualized basis:

	1-Percentage Point Increase	1-Percentage Point Decrease
Effect on total of service and interest cost components	$216	$(171)
Effect on the postretirement benefit obligation	4,980	(4,022)

The Metals Distribution Businesses of NAMD Inc.

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

Plan Assets

The Company’s plan assets allocated for its U.S. defined benefit pension and postretirement health care benefits plans at October 31, 2001, are as follows:

Percentage of Plan Assets
October 31, 2001
Asset Category

Domestic equity	40.8%
International equity	15.2%
Fixed income	41.0%
Cash and cash equivalents	3.0%

100.0%

In accordance with the joint venture formation described in Note 1, newly formed pension and OPEB plans were formed in the U.S. and Canada. Target asset allocation in future periods will be based on those of the new plans of the combined entity.

The expected long-term rate of return is generally based on the pension plan’s asset mix, assumptions of equity returns based on historical long-term returns on asset categories, expectations for inflation, and estimates of the impact of active management of the assets.

The Company’s U.S. investment strategy and policies are designed to maximize the possibility of having sufficient funds to meet the long-term liabilities of the pension fund, while achieving a balance between the goals of growing the assets of the plan and keeping risk at a reasonable level. Current income is not a key goal of the plan. The asset allocation position reflects the ability and willingness to accept relatively more short-term variability in the performance of the pension plan portfolio in exchange for the expectations of a better funded status, better long-term returns and lower pension costs in the long run.

The plan prohibits investing in warrants and options, and engaging in short sales, margin transactions, and other specialized investment activities. The use of derivatives is also prohibited for the purpose of speculation or introducing leverage in the portfolio, circumventing the investment guidelines or taking risks that are inconsistent with the fund’s guidelines.

Cash Flows

The Company’s funding policy for the U.S. pension plan is to achieve a return on assets that meets the long-term funding requirements identified by the projections of the pension plan’s actuaries while simultaneously satisfying the fiduciary responsibilities prescribed by the Employee Retirement Income Security Act of 1974, as amended. The Company is not required to make any contributions to the U.S. pension plan in the next fiscal year.

Defined Contribution Plan

The VMG operations in the U.S. also sponsor a defined contribution 401(k) employee savings and profit sharing plan. Employee contributions of up to 6% of eligible compensation are matched 66.67% by the VMG plan. Company contributions to the VMG plan for the six-month period ended June 30, 2001, were $3,256 and the four-month period ended October 31, 2001, were $1,828.

The Metals Distribution Businesses of NAMD Inc.

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

9. Geographic and Product Information

The operations of the NAMD Businesses are comprised as follows:

	Predecessor	Successor
	For the Six-Month Period Ended June 30, 2001	For the Four-Month Period Ended October 31, 2001
Net sales to customers
U.S.	$415,354	$251,423
Canada	118,124	66,210

Total net sales	$533,478	$317,633

At October 31, 2001
Assets
U.S.	$368,235
Canada	106,197

Total assets	$474,432

The following table shows sales by product line for the periods indicated:

	Predecessor	Successor
	For the Six-Month Period Ended June 30, 2001	For the Four-Month Period Ended October 31, 2001
Aluminum	38.6%	37.6%
Stainless steel	36.3	37.3
Carbon steel	5.7	5.8
Other	19.4	19.3

	100.0%	100.0%

Report of Independent Auditors

To the Management of

Reynolds Aluminum Supply Company

In our opinion, the accompanying combined balance sheet and the related combined statements of income, comprehensive income and parent company investment, and of cash flows present fairly, in all material respects, the financial position of Reynolds Aluminum Supply Company (RASCO) at October 31, 2001, and the results of its operations and its cash flows for the ten months then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of RASCO’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/S/    PRICEWATERHOUSECOOPERS LLP

        PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

March 15, 2002, except for Note 9,

for which the date is July 28, 2004

Reynolds Aluminum Supply Company

(The Distribution Business of Reynolds Metals Company)

Combined Balance Sheet

(dollars in thousands)	October 31, 2001

Assets
Current assets
Cash and cash equivalents	$1,831
Trade receivable from customers, net of allowance for doubtful accounts of $910	83,455
Inventories (Notes 2 and 3)	134,982
Prepaid expenses and other current assets	1,226

Total current assets	221,494

Property, plant and equipment, net (Note 5)	78,342

Total assets	$299,836

Liabilities and Parent Company Investment
Current liabilities
Accounts payable	$23,175
Due to Parent (Note 4)	13,439
Deferred income tax (Note 8)	18,245
Other accrued liabilities (Note 6)	8,582

Total current liabilities	63,441

Accrued pension and postretirement benefits (Notes 10 and 11)	18,727
Deferred income tax (Note 8)	1,927

Total liabilities	84,095

Commitments and contingencies (Note 12)

Parent company investment	215,741

Total liabilities and parent company investment	$299,836

The accompanying notes are an integral part of these combined financial statements.

Reynolds Aluminum Supply Company

(The Distribution Business of Reynolds Metals Company)

Combined Statement of Income, Comprehensive Income and

Parent Company Investment

(dollars in thousands)	For the Ten-Month Period Ended October 31, 2001
Net sales (Note 1)	$645,949
Cost of sales	543,890

Gross profit	102,059

Selling, administrative and other expenses	98,358

Income before income taxes	3,701

Provision for income taxes (Note 8)	1,410

Net income	2,291

Other comprehensive income
Foreign currency translation adjustment	(624)

Comprehensive income	$1,667

Parent company investment at December 31, 2000	$271,372

Net income	2,291
Distributions to Alcoa, net (Notes 2 and 4)	(57,298)
Other comprehensive income	(624)

Parent company investment at October 31, 2001	$215,741

The accompanying notes are an integral part of these combined financial statements.

Reynolds Aluminum Supply Company

(The Distribution Business of Reynolds Metals Company)

Combined Statement of Cash Flows

(dollars in thousands)	For the Ten-Month Period Ended October 31, 2001
Cash flows from operating activities
Net income	$2,291
Adjustments for noncash transactions
Depreciation	4,365
Deferred income taxes	(5,987)
Increase (decrease) in cash due to changes in
Receivables	12,473
Inventories	44,246
Accounts payable	(1,505)
Accrued liabilities	(1,723)
Other liabilities	1,637
Other assets	575

Net cash provided by operations	56,372

Cash flows from financing activities
Distributions to Parent Company, net	(57,298)
Change in amounts due to Parent	1,922

Net cash used in financing activities	(55,376)

Cash flows from investing activities
Capital expenditures	(3,738)

Net cash used in investing activities	(3,738)

Net change in cash and cash equivalents	(2,742)

Cash and cash equivalents
Beginning of period	4,573

End of period	$1,831

The accompanying notes are an integral part of these combined financial statements.

Reynolds Aluminum Supply Company

(The Distribution Business of Reynolds Metals Company)

Notes to Combined Financial Statements

(dollars in thousands, unless otherwise noted)

1. Business Description and Basis of Presentation

Reynolds Aluminum Supply Company (“RASCO”) is the metals distribution business of Reynolds Metals Company (“Reynolds”), a wholly owned subsidiary of Alcoa Inc. (“Alcoa”). The accompanying financial statements include the assets and liabilities of the U.S. operations of RASCO, RASCO Specialty Metals, Inc. (“RSM”), a Canadian subsidiary of Reynolds, and Permamet, Inc. a U.S. subsidiary of Reynolds. All such operations are herein referred to as RASCO. RASCO is in the business of supply chain management, specializing in aluminum and stainless steel products which are sourced globally, processed on its cut-to-length lines, slitters, shears, precision saws and plasma burners, and delivered to customers across North America. RASCO is a distributor of stainless steel and aluminum products. It manages the supply chain through a network of 38 locations in the United States and Canada.

On May 3, 2000, Alcoa and Reynolds completed a merger, which was accounted for as a purchase transaction. Accordingly, Alcoa has adjusted the assets and liabilities of RASCO to reflect the effects of the acquisition.

On November 1, 2001, Alcoa and Billiton Investments Ireland Limited (“Billiton”) formed a joint venture, Integris Metals, Inc. (“Integris”). Alcoa contributed RASCO to the joint venture for a 50% interest and Billiton contributed its metals distribution business for the remaining 50% interest.

The combined financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.

All intercompany transactions have been eliminated.

The preparation of these financial statements include the use of “carve-out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the parent company level of Reynolds or Alcoa, which relate to or were incurred on behalf of RASCO, have been identified and pushed down or allocated as appropriate to reflect the financial results of RASCO for the period presented. For additional information concerning expenses charged or allocated to RASCO by the Parent Company (Note 4).

The accompanying financial statements do not reflect any allocation of general corporate debt or interest expense incurred by Alcoa or Reynolds in financing RASCO’s operations and activities. Alcoa and Reynolds do not make such allocations to its operations. For additional information concerning related party transactions (Note 4).

2. Significant Accounting Policies

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements. These may also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The carrying amounts relate to cash held at RSM and Permamet, and approximate fair value because of the short maturity of the investments. All investments purchased, with a maturity of three months or less, are

Reynolds Aluminum Supply Company

(The Distribution Business of Reynolds Metals Company)

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

considered cash equivalents. RASCO’s U.S. operations utilize a centralized cash management system with Alcoa. Cash receipts are transferred to Alcoa and cash disbursements are made by Alcoa on behalf of RASCO, each on a current basis. The net cash generated by RASCO during each period is reflected as distributions to the parent company, net in the accompanying statement of cash flows and charged directly to the Parent Company Investment account.

Revenue Recognition

Revenues (including amounts billed for shipping and handling) are recognized when title, ownership and risk of loss pass to the customers, which is generally upon shipment. RASCO records estimated discounts and rebates in the same period revenue is recognized based on historical experience.

Inventories

Inventories primarily consist of aluminum and stainless steel products purchased for resale. Certain additional incremental processing costs are incurred as a result of cutting to length based on customer specifications. All inventories are considered finished goods. Inventories are stated at the lower of cost or market with the cost for a substantial portion of the inventories determined under the last-in, first-out (“LIFO”) method. The cost of other inventory is principally determined under the first-in, first-out (“FIFO”) method.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, which includes any fair market value adjustments made by Alcoa in connection with the acquisition of Reynolds. Depreciation of property, plant and equipment is computed using the straight-line method based on the estimated useful lives of the assets (buildings—25 to 33 years, machinery and equipment—10 to 25 years). Amortization of leasehold improvements is computed on the straight-line method over the life of the lease. Maintenance and repairs are charged to expense as incurred. Renewals and betterments, which extend the useful lives of assets, are capitalized. At the time property, plant and equipment is retired or otherwise disposed of, the cost and the related accumulated depreciation are adjusted and any profit or loss on disposition is included in the combined statement of operations.

Shipping and Handling Fees and Costs

The Company classifies shipping and handling fees as a component of selling, administrative and other expenses on the accompanying statement of income. Total shipping and handling fees and costs for the ten-month period ended October 31, 2001, were $13,816.

Income Taxes

Historically, RASCO’s results of U.S. operations have been included in the consolidated U.S. federal income tax return of Alcoa. RASCO’s results of operations in Canada were included in separate tax returns in that jurisdiction. For the U.S. operations that do not pay their own income tax, Alcoa internally allocates income tax expense at the statutory rate after adjustment for state income taxes and several other permanent items. The income tax expense and other tax related information as it relates to the U.S. operations has been calculated as if RASCO had not been eligible to be included in the consolidated tax returns of Alcoa (i.e., on a “stand-alone” basis). The calculation of tax provisions and deferred taxes necessarily required certain assumptions, allocations and estimates that management believes are reasonable to accurately reflect the tax reporting for RASCO as a stand-alone taxpayer.

Reynolds Aluminum Supply Company

(The Distribution Business of Reynolds Metals Company)

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

Parent Company Investment

Since RASCO is not a separate legal entity (see Note 1 for a description of the nature of operations), there are no customary equity and capital accounts. Instead a Parent Company Investment is maintained by RASCO to account for transactions as described in Notes 1 and 4. Parent Company Investment is comprised of the original investment by Alcoa, accumulated comprehensive income and other transactions with the Parent.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to gains and losses that, under accounting principles generally accepted in the United States of America, are excluded from net income as these amounts are recorded directly as an adjustment to equity as a component of accumulated other comprehensive income. The RASCO Business accumulated the comprehensive income is comprised of the translation into U.S. dollars of the financial statements of its Canadian operations. RASCO does not utilize any derivative financial instruments, the fair value of which would also be included as a component of accumulated other comprehensive income.

Foreign Currency Translation

The functional currency for RASCO’S Canadian operations is the Canadian dollar. Assets and liabilities of these operations are translated at the exchange rate in effect on the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments are included as a component of the parent company investment. Gains and losses from foreign currency transactions are included in net income for the period. Gains and losses are not material to RASCO’s combined financial statements.

Recently Adopted Accounting Standards

Effective January 1, 2001, RASCO adopted Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. This standard requires that all derivative instruments be recorded, at fair value, on the balance sheet. The adoption of this SFAS did not have an impact on RASCO’s financial statements.

RASCO adopted SFAS No. 141, Business Combinations, effective for all business combinations after June 30, 2001. This standard requires that all business combinations be accounted for using the purchase method of accounting and further clarifies the criteria for recognition of intangible assets separately from goodwill. The adoption of this SFAS did not have an impact on RASCO’s financial statements.

Recently Issued Accounting Standards

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 142, Goodwill and Other Intangible Assets. This standard eliminates the amortization of goodwill and intangible assets with indefinite useful lives and requires annual testing for impairment. The adoption of this SFAS is not expected to have a material impact on RASCO’s financial statements.

In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supersedes or amends existing accounting literature related to the impairment and disposal of long-lived assets. Management is currently developing a plan to apply the provisions of this standard to its operations on an ongoing basis.

Reynolds Aluminum Supply Company

(The Distribution Business of Reynolds Metals Company)

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement establishes standards for accounting for obligations associated with the retirement of tangible long-lived assets. The standard is required to be adopted by RASCO beginning on January 1, 2003. Management is currently assessing the details of the standard and is preparing a plan of implementation.

3. Inventory

Approximately 45% of the total inventory at October 31, 2001, was valued on a LIFO basis. If valued on an average-cost basis, total inventory would have been $3,299 lower at October 31, 2001.

4. Related Party Transactions

Alcoa is a major supplier of aluminum products to RASCO from its other operations. During the ten-month period ended October 31, 2001, RASCO purchased from Alcoa approximately $80 million of aluminum sheet, plate and extrusions based on market prices as quoted on the London Metal Exchange. RASCO also participates in the Alcoa cash management system in which the cash collections are transferred to Alcoa on a daily basis, with the exception of certain minimum cash balances. The amounts due to Parent Company at October 31, 2001, were $13,439. RASCO also purchases certain services from Alcoa. These transactions and services are discussed in further detail below.

Alcoa Corporate Charges

RASCO uses, and is charged directly for, certain services that Alcoa corporate provides to its divisions. These services generally include information systems support, human resources, taxes, legal and certain shared accounting functions and are included in the general corporate charges below. In addition, Alcoa develops, negotiates and administers RASCO’s insurance programs. The insurance coverage includes coverage for real and personal property, workers compensation, automobile, general product and other standard liability coverage. Charges by Alcoa corporate to RASCO are based on costs that relate directly to RASCO or a percentage allocation of the total cost for the service provided. Where percentage allocations are used, such allocations are primarily based on a percentage of revenue or headcount, as applicable, which management believes represents a reasonable allocation of these costs from Alcoa corporate. Management further believes it is not practicable to estimate these expenses on a stand-alone basis.

The expenses charged to RASCO by Alcoa consist of the following and are reflected in cost of products sold and selling, general and administrative expenses in the combined statement of income, comprehensive income and Parent Company investment:

Employee benefits
Pensions	$302
Other postretirement benefits	1,620
Insurance (principally medical for active personnel)	4,058
Workers’ compensation	283
General insurance	499
General corporate charges	7,495

$14,257

Of the $14,257, $10,050 and $4,207 are recorded in cost of products sold and selling, general and administrative expense, respectively.

Reynolds Aluminum Supply Company

(The Distribution Business of Reynolds Metals Company)

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

The charges for pension and other postretirement benefit costs included in these financial statements were actuarially determined expenses allocated based on the number of RASCO employees participating in the various plans and average costs per employee. See Notes 10 and 11 for additional discussion of pension and other postretirement benefits.

Medical insurance costs are allocated based upon historical claims cost per person for RASCO.

5. Property, Plant and Equipment, at Cost

Property, plant and equipment at October 31 consisted of:

Land and land improvements	$5,032
Buildings	33,271
Machinery and equipment	43,939
Construction in progress	6,164

88,406

Accumulated depreciation and amortization	(10,064)

Net property, plant and equipment	$78,342

6. Accrued Liabilities

Accrued liabilities at October 31 consisted of:

Compensation accrual	$3,042
Vacation accrual	301
Accrued employee benefits	2,340
Other current liabilities	2,899

$8,582

7. Operating Leases

RASCO has entered into noncancelable operating leases for land, buildings, office space and equipment, which have various expiration dates through 2006.

As of October 31, future minimum lease payments under noncancelable operating leases with terms longer than one year are as follows:

2002	$3,272
2003	1,354
2004	608
2005	271
2006	40
Thereafter	—

$5,545

Rent expense was approximately $3,200 for the ten-month period ended October 31, 2001.

Reynolds Aluminum Supply Company

(The Distribution Business of Reynolds Metals Company)

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

8. Income Taxes

The provision for income taxes consisted of:

For the Ten-Month Period Ended October 31, 2001
Current
Federal	$6,788
Foreign	398
State and local	211

7,397
Deferred
Federal/State	(5,979)
Foreign	(8)

(5,987)

$1,410

The components of income before U.S. and foreign taxes on income were:

For the Ten-Month Period Ended October 31, 2001
United States	$2,725
Foreign	976

$3,701

The provision for income taxes differs from the amount computed using the U.S. federal tax rate for the following reasons:

For the Ten-Month Period Ended October 31, 2001
Amount computed using the statutory rate	$1,295
Increase (reduction) in taxes resulting from
Taxes on foreign income	49
State taxes, net of federal benefit	154
Other	(88)

Provision for income taxes	$1,410

Reynolds Aluminum Supply Company

(The Distribution Business of Reynolds Metals Company)

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

The components of net deferred tax assets and liabilities at October 31 were as follows:

	Deferred Tax Assets	Deferred Tax Liabilities
Inventory	$—	$19,240
Property, plant and equipment	—	8,967
Employee benefits	7,040	—
Allowance for bad debts and inventory reserves	718	—
Reserve for curtailment/shutdown	277	—

	$8,035	$28,207

9. Geographic and Product Information

The operations of the Company are comprised as follows:

For the Ten-Month Period Ended October 31, 2001
Sales to customers
U.S.	$581,154
Canada	64,795

Total sales and operating revenues	$645,949

Assets
U.S.	$267,012
Canada	32,824

Total assets	$299,836

Sales by product line for the ten-month period ended October 31, 2001, were as follows:

For the Ten-Month Period Ended October 31, 2001
Asset Category

Aluminum	48.8%
Stainless steel	50.3
Other	0.9

100.0%

10. Pension Plans

Alcoa maintained various defined benefit pension plans that cover substantially all of RASCO’s employees. Substantially all of the U.S. employees of RASCO are covered by noncontributory defined benefit pension plans maintained by Alcoa. Plans covering salaried employees provide pension benefits based on a formula that

Reynolds Aluminum Supply Company

(The Distribution Business of Reynolds Metals Company)

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

considers length of service and earnings during years of service. Plans covering hourly employees generally provide a specific amount of benefits for each year of service. For purposes of these financial statements, the U.S. plans are accounted for as multi-employer plans as defined in SFAS No. 87, Employer’s Accounting for Pensions. Costs related to these multi-employer plans have been charged to RASCO based on the number of RASCO employees participating in the various plans on an average costs per employee. RSM maintains separate pension plans for certain Canadian employees.

As a result of the formation of Integris on November 1, 2001, it is probable that the U.S. employees covered by Alcoa plans will withdraw from the plans to participate in newly formed plans to be established by Integris. RASCO’s U.S. pension obligation is expected to be fully funded and therefore no obligation has been recognized as of October 31, 2001. RASCO’s domestic pension expense for the ten-month period ended October 31, 2001, was $808. There were no contributions due at October 31, 2001.

The table below reflects the status of RSM’s pension plans at October 31 as determined by actuarial valuation:

For the Ten-Month Period Ended October 31, 2001

Change in benefit obligation
Benefit obligation at beginning of period—January 1, 2001	$2,008
Service cost	85
Interest cost	117
Actuarial losses	(56)
Benefits paid	(513)

Benefit obligation at end of period—October 31, 2001	1,641

Change in plan assets
Fair value of plan assets at beginning of period—January 1, 2001	994
Actual return on plan assets	(39)
Employer contribution	27
Benefits paid	(513)

Fair value of plan assets at end of period—October 31, 2001	469

Funded status	(1,172)
Unrecognized actuarial loss	130

Net amount recognized	$(1,042)

Amount recognized in the consolidated balance sheet:

For the Ten-Month Period Ended October 31, 2001

Accrued benefit liability	$1,042

Net amount recognized	$1,042

Reynolds Aluminum Supply Company

(The Distribution Business of Reynolds Metals Company)

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

The components of net periodic benefit costs are reflected below:

For the Ten-Month Period Ended October 31, 2001
Components of net periodic benefit costs
Service cost	$85
Interest cost	117
Expected return on plan assets	50

$252

Weighted average assumptions used in the accounting for RSM’s plan follows:

For the Ten-Month Period Ended October 31, 2001
Weighted average assumptions
Discount rate	6.00%
Rate of compensation increase	3.66%
Expected return on plan assets	6.00%

Alcoa also sponsors a number of defined contribution pension plans. Expenses charged to RASCO for the period were $655,000.

11. Other Postretirement Benefits

Alcoa also maintains other postretirement benefit plans that provide most of RASCO’s U.S. retired employees with healthcare and life insurance benefits. Substantially, all employees may become eligible for these benefits if they work for RASCO until retirement age. For purposes of these financial statements, the U.S. plans are accounted for as multi-employer plans as defined by SFAS No. 106, Employer’s Accounting for Postretirement Benefits Other than Pensions. Costs related to these Alcoa plans have been charged to RASCO based on the number of RASCO employees participating in the various plans on an average costs per employee.

As a result of the formation of Integris on November 1, 2001, it is probable that the employees covered by this plan will withdraw from the plan to participate in a newly formed plan to be established by Integris. As a result, RASCO has recognized an unfunded postretirement benefit obligation of approximately $17,685 at October 31, 2001. These amounts were calculated assuming a discount rate of 7.0%. The plan is unfunded.

For measurement purposes, a 10% annual rate of increase in the per capita cost of covered healthcare benefits was assumed for 2001 and future years.

12. Contingent Liabilities

RASCO is subject to various claims and actions including those pertaining to environmental laws and regulations, product liability and health and safety matters arising in the ordinary course of business.

Reynolds Aluminum Supply Company

(The Distribution Business of Reynolds Metals Company)

Notes to Combined Financial Statements—(Continued)

(dollars in thousands, unless otherwise noted)

In early 2002, Alcoa became aware of asserted and potentially unasserted claims related to RASCO’s sale of certain aluminum products to maritime customers for use in the construction of ships prior to October 31, 2001. The matter is still in the preliminary stages of investigation. Therefore, it is not possible to determine the outcome or to estimate with any degree of accuracy the potential costs associated with these claims. Based on these facts, it is possible that future results of operations or liquidity could be materially affected. Due to this uncertainty, no amounts have been provided for such matters in the accompanying financial statements as of October 31, 2001. As a result of the formation of Integris on November 1, 2001, Alcoa has agreed to provide Integris with defense and indemnity to certain legal matters and claims.

Except for matters discussed above, management believes that the disposition of other claims and actions, either individually or in the aggregate, are not expected to have a material adverse effect on RASCO’s competitive or financial position. No assurance can be given, however, that the disposition of one or more of such claims or actions in a particular reporting period will not be material in relation to the reported results for such period.